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Exhibit 10.1

LICENSE AND COLLABORATION AGREEMENT

between

VERASTEM, INC.

and

YAKULT HONSHA CO., LTD

DATED

June 5, 2018

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i

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ARTICLE 6 SUPPLY AND COMMERCIALIZATION		28

6.1	Supply.	28
6.2	Commercialization Diligence	29
6.3	Commercialization Plan	29
6.4	Commercialization Reports	29
6.5	Commercial Forecast	30
6.6	Coordination of Commercialization Activities	30
6.7	Diversion	30

ARTICLE 7 PAYMENTS		31

7.1	Upfront Payment	31
7.2	Development Milestone Payments	31
7.3	Sales Milestone Payments	32
7.4	Royalty Payments to Verastem	32
7.5	Late Payments	34
7.6	Financial Records and Audits	34
7.7	Taxes	35

ARTICLE 8 CONFIDENTIALITY; PUBLICATION		36

8.1	Duty of Confidence	36
8.2	Exemptions	36
8.3	Authorized Disclosures	37
8.4	Publications	38
8.5	Publication and Listing of Clinical Trials	39
8.6	Publicity; Use of Names	39

ARTICLE 9 REPRESENTATIONS, WARRANTIES, AND COVENANTS		41

9.1	Representations, Warranties of Each Party	41
9.2	Representations and Warranties of Verastem	41
9.3	[* * *]	42
9.4	Representations and Warranties of Licensee	42
9.5	Covenant of Verastem	42
9.6	Covenants of Licensee	42
9.7	Compliance with Anti-Corruption Laws	43
9.8	NO OTHER WARRANTIES	44

ARTICLE 10 INDEMNIFICATION		44

10.1	By Licensee	44
10.2	By Verastem	45
10.3	Indemnification Procedure	45
10.4	Mitigation of Loss	46
10.5	Limitation of Liability	46

ii

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10.6	Insurance	46

ARTICLE 11 INTELLECTUAL PROPERTY		46

11.1	Ownership	46
11.2	Patent Prosecution	47
11.3	Patent Enforcement	47
11.4	Infringement of Third Party Rights	48
11.5	Patents Licensed From Third Parties	49
11.6	Product Trademarks	49
11.7	Patent Marking	50

ARTICLE 12 TERMS AND TERMINATION		51

12.1	Term	51
12.2	Termination	51
12.3	Effect of Termination.	52
12.4	Bankruptcy Code §365(n) Election	54
12.5	Accrued Rights	54
12.6	Survival	54
12.7	Termination Not Sole Remedy	54

ARTICLE 13 DISPUTE RESOLUTION		55

13.1	General	55
13.2	Negotiation; Escalation	55
13.3	Arbitration	55

ARTICLE 14 MISCELLANEOUS		57

14.1	Force Majeure	57
14.2	Assignment	57
14.3	Severability	57
14.4	Notices	58
14.5	Governing Law	59
14.6	Entire Agreement; Amendments	59
14.7	Headings	59
14.8	Independent Contractors	59
14.9	Waiver	59
14.10	Waiver of Rule of Construction	60
14.11	Cumulative Remedies	60
14.12	Business Day Requirements	60
14.13	Further Actions	60
14.14	Construction	60
14.15	Counterparts	61
14.16	Language	61

iii

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LICENSE AND COLLABORATION AGREEMENT

This License and Collaboration Agreement (this “Agreement”) is made as of June 5, 2018 (the “Effective Date”), by and between Verastem, Inc., a Delaware corporation (“Verastem”), having a place of business at 117 Kendrick Street, #500, Needham, MA 02494, USA, and Yakult Honsha Co., Ltd., a Japanese corporation (“Licensee”), having a place of business at 1-19 Higashi Shimbashi 1-chome, Minato-ku, Tokyo, 105-8660, Japan. Verastem and Licensee are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals

Whereas, Licensee has extensive experience and expertise in, the research, development and commercialization of pharmaceutical products in Japan;

Whereas, Verastem is a biopharmaceutical company that Controls (as defined below) certain intellectual property rights related to the pharmaceutical compound known as Duvelisib; and

Whereas, Licensee is interested in obtaining a license under such intellectual property rights to Develop and Commercialize Licensed Product in the Field in the Territory (each capitalized term as defined below), and Verastem is willing to grant such a license to Licensee, all subject to the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing premises and the covenants contained herein, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

Article 1 DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1  “Affiliate” means, with respect to an Entity, any Entity that controls, is controlled by, or is under common control with such Entity. For the purpose of this definition only, “control” (including, with correlative meaning, the terms “controlled by” and “under the common control”) means the actual power, either directly or indirectly through one (1) or more intermediaries, to direct or cause the direction of the management and policies of an Entity, whether by the ownership of more than fifty percent (50%) of the voting stocking of such Entity, by contract or otherwise.

1.2 “Alliance Manager” has the meaning set forth in Section 3.1.

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1.3 “Anti-Corruption Laws” has the meaning set forth in Section 9.7(a)(i).

1.4 “Applicable Laws”  means collectively all laws, regulations, ordinances, decrees, judicial and administrative orders (and any license, franchise, permit or similar right granted under any of the foregoing) and any policies and other requirements of any applicable Governmental Authority that govern or otherwise apply to a Party’s activities in connection with this Agreement.

1.5 “Arbitration Notice” has the meaning set forth in Section13.3(a).
1.6 “Arbitrators” has the meaning set forth in Section 13.3(b).
1.7 “Bankruptcy Code” has the meaning set forth in Section 12.4.
1.8 “[* * *] Clinical Trial” means the Clinical Trial with Protocol No. [* * *].
1.9 “Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in New York, New York or Tokyo, Japan are required by Applicable Laws to remain closed.
1.10 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.
1.11 “Calendar Year” means each twelve (12) month period commencing on January 1.

1.12 “cGMP” means all applicable current Good Manufacturing Practices, including, as applicable, (a) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, (b) European Directive 2003/94/EC and Eudralex 4, (c) the principles detailed in the ICH Q7 of ICH Guidelines, and (d) the equivalent Applicable Laws in the Territory, each as may be amended and applicable from time to time.

1.13 “Clinical Trial” means any human clinical trial of a Licensed Product.
1.14 “CLL” means chronic lymphocytic leukemia.

1.15 “Change of Control” means, with respect to a Party, any of the following:  (a) the sale or disposition of all or substantially all of the assets of such Party or its direct or indirect controlling Affiliate to a Third Party, other than to an Entity of which more than fifty percent (50%) of the voting capital stock are owned after such sale or disposition by the Persons that were shareholders of such Party or its direct or indirect controlling Affiliate (in either case, whether directly or indirectly through any parent Entity) immediately prior to such transaction; or (b) (i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such Party or any of its Affiliates, of more than fifty percent (50%) of the outstanding shares of voting capital stock of such Party or its direct or indirect controlling Affiliate, or (ii) the acquisition, merger or consolidation of such Party or its direct or indirect controlling Affiliate with or into another Person, other than, in the case of

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this clause (b), an acquisition or a merger or consolidation of such Party or its controlling Affiliate in which the holders of shares of voting capital stock of such Party or its controlling Affiliate, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation.

1.16 “Combination Product” means any pharmaceutical product which contains two or more active pharmaceutical ingredients, at least one of which is the Licensed Compound.  For the avoidance of doubt, a Licensed Product containing the Licensed Compound as its sole active pharmaceutical ingredient will not constitute a Combination Product, even if it is co-administered with a pharmaceutical product containing one or more active pharmaceutical ingredients that are not the Licensed Compound.

1.17 “Commercialization” or “Commercialize” means all activities directed to marketing, promoting, advertising, exhibiting, distributing (including storage for distribution or inventory), detailing, selling (and offering for sale or contracting to sell) or otherwise commercially exploiting (including pricing and reimbursement activities) a Licensed Product in the Field (including importing and exporting activities in connection therewith).

1.18 “Commercialization Plan” has the meaning set forth in Section 6.3.

1.19 “Commercially Reasonable Efforts” means, with respect to a Party’s obligations or activities under this Agreement, [* * *]. Commercially Reasonable Efforts of a Party shall require that such Party (on its own or acting through its Affiliates, Sublicensees or, Subcontractors), at a minimum, and without in any way limiting the foregoing: [* * *].

1.20 “Confidential Information” of a Party means, subject to Section 8.2, (a) all Know-How, unpublished patent applications and other non-public information and data of a financial, commercial, business, operational or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, in each case in connection with this Agreement or the Confidentiality Agreement, whether made available orally, visually, in writing or in electronic form, and (b) any information that was disclosed by Verastem to Licensee or any Affiliate of Licensee prior to the Effective Date pursuant to the confidentiality agreement between Verastem and Licensee, [* * *] (the “Existing Confidentiality Agreement”), which shall be treated as Verastem’s Confidential Information, with Verastem considered the Disclosing Party and Licensee considered the Receiving Party. For the avoidance of doubt, the terms and conditions of this Agreement shall be deemed the Confidential Information of both Parties.

1.21 “[* * *]” means the [* * *] Study or any other Registrational Trial for a Licensed Product to confirm the safety and efficacy of such Licensed Product [* * *] Study (the details of such Registrational Trial shall be subject to further discussion and agreement with the applicable

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Regulatory Authorities). A synopsis of the [* * *] Study proposed as of the Effective Date is attached hereto as Exhibit G.

1.22 “Control” or “Controlled” means the possession by a Party (whether by ownership, license or otherwise) of, (a) with respect to any tangible Know-How, the legal authority or right to physical possession of such tangible Know-How, with the right to provide such tangible Know-How to the other Party on the terms and conditions set forth herein, or (b) with respect to Patent Rights, intangible Know-How or other intellectual property rights, the legal authority or right to grant a license, sublicense, access or right to use (as applicable) under such Patent Rights, intangible Know-How or other intellectual property rights to the other Party on the terms and conditions set forth herein, in each case of (a) and (b), without breaching the terms of any agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use or (sub)license.

1.23 “CRO” means a contract research organization.

1.24 “Develop” or “Development” or “Developing”  means all development activities for any Licensed Compound or Licensed Product that are directed to obtaining Regulatory Approval(s) of such Licensed Product and to support appropriate usage for such Licensed Product, including: all research, non-clinical, preclinical and clinical activities, testing and studies of such Licensed Compound or Licensed Product; toxicology, pharmacokinetic, pharmacodynamic, drug-drug interaction, safety, tolerability and pharmacological studies of such Licensed Compound or Licensed Product; sourcing and distribution of such Licensed Product for use in Clinical Trials (including placebos and comparators); statistical analyses; the preparation, filing and prosecution of Regulatory Documents for such Licensed Compound or Licensed Product; with respect to Development conducted by Verastem pursuant to the Global Strategy, or by Licensee under the Development Plan, development activities directed to label expansion (including prescribing information) or obtaining Regulatory Approval for one (1) or more additional Indications following initial Regulatory Approval; development activities conducted after receipt of Regulatory Approval that are required or requested in writing by a Regulatory Authority as a condition of, or in connection with, obtaining or maintaining a Regulatory Approval; and pharmacoeconomic studies relating to the Indication for which the applicable Licensed Product is being developed; in each case above, including investigator- or institution-sponsored studies for which a Party is providing material or assistance or otherwise has written obligations to such investigator or institution; and all regulatory activities related to any of the foregoing; provided,  however, that Development shall exclude Commercialization and Manufacturing (including Manufacturing related to Development).

1.25 "Development Data" shall mean written reports of pre-clinical studies and Clinical Trials primarily containing non-clinical, clinical or CMC data relating to the Licensed Compound or the Licensed Products in the Field, and supporting documentation (e.g., protocols, format of case report forms, analysis plans) for such reports.  Notwithstanding any provision of this Agreement to the contrary, Development Data that Verastem is required to deliver to Licensee under this Agreement shall be limited to Development Data that is Controlled by Verastem and is

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necessary or useful to support the Development, Regulatory Approval or Commercialization of a Licensed Product in the Territory. Licensee’s use of such Development Data in connection with applications for Regulatory Approval shall be subject to Licensee’s payment obligations under Section 5.3(b).

1.26 “Development Plan” has the meaning set forth in Section 4.2.
1.27 “Disclosing Party” has the meaning set forth in Section 8.1(a).
1.28 “DLBCL” means diffuse large B-cell lymphoma.
1.29 “Dollar” or “$” means the U.S. dollar, and “$” shall be interpreted accordingly.

1.30 “Early Access Program” means any program that provides patients with a Licensed Product prior to Regulatory Approval in the Territory and in which the use of the Licensed Product is not primarily intended to obtain information about the safety or effectiveness of a drug.  “Early Access Programs” shall include treatment INDs / protocols, named patient programs and compassionate use programs.

1.31  “Entity” means a partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.

1.32 “Executive Officers” has the meaning set forth in Section 3.2(e).
1.33 “Existing Confidentiality Agreement” has the meaning set forth in Section 1.20.

1.34 “Exploit” or “Exploiting” means to (a) Develop, (b) obtain, hold and maintain Regulatory Approvals, and any pricing or reimbursement approvals, as applicable, (c) Manufacture, or (d) Commercialize Licensed Products.

1.35 “Field” means the treatment, prevention, palliation or diagnosis of any oncology Indication in humans or animals.

1.36 “First Commercial Sale”  means, with respect to a given Licensed Product in the Territory, the first sale of such Licensed Product by Licensee or its Affiliates or Sublicensees to a Third Party (excluding Sublicensees) in the Territory after the receipt of Regulatory Approval for such Licensed Product in the Territory (to the extent such Regulatory Approval is required for commercial sale of such Licensed Product in the Territory) [* * *].

1.37 “FL” means follicular lymphoma.
1.38 “[* * *] Study” means the Registrational Trial planned by Verastem for the Licensed Product in FL to [* * *].

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1.39 “FTE” means the equivalent of the work of a full-time individual for a twelve (12) month period.

1.40 “FTE Rate” means a rate of [* * *] per FTE per year, to be pro-rated on an hourly basis of [* * *] per FTE per hour, assuming [* * *] hours per year for an FTE. Verastem may increase the FTE Rate on January 1 of each Calendar Year, provided that any such increase will not exceed the increase in the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average, 1982-84 = 100, calculated by the Bureau of Labor Statistics during the immediately preceding Calendar Year.

1.41 “Fully Burdened Manufacturing Cost” means, with respect to any Licensed Product supplied by or on behalf of Verastem to Licensee hereunder:
(a) to the extent that such Licensed Product (or any precursor or intermediate thereof) is Manufactured by a Third Party manufacturer, [* * *]; plus

(b) to the extent that such Licensed Product (or any precursor or intermediate thereof) is Manufactured by Verastem or its Affiliates, [* * *]. Such fully burdened costs shall be calculated in accordance with United States GAAP.

1.42 “GAAP” means, with respect to Verastem, generally accepted accounting principles in the United States, and with respect to Licensee, generally accepted accounting principles in Japan, in each case, consistently applied.

1.43 “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials, including, as applicable (a) as set forth in the ICH E6 of the ICH Guideline and any other guidelines for good clinical practice for clinical trials on medicinal products in the Territory, (b) the Declaration of Helsinki (2004) as last amended at the 52nd World Medical Association in October 2000 and any further amendments or clarifications thereto, (c) U.S. Code of Federal Regulations Title 21, Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), and (d) the equivalent Applicable Laws in the Territory, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects.

1.44 “Generic Product” means, with respect to a Licensed Product in the Territory, a pharmaceutical product that (a) contains the same active pharmaceutical ingredients (and no other active pharmaceutical ingredients) as such Licensed Product, (b) is approved by the PMDA based on reference to data contained in an earlier Regulatory Approval for such Licensed Product, and (c) is sold by a Third Party that is not a Sublicensee and did not purchase such product or its active pharmaceutical ingredients from Licensee or its Affiliates or Sublicensees.

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1.45 “Global Clinical Trial” means a Clinical Trial conducted by Verastem (or any of its Affiliates, Third Party Licensees or Subcontractors) in cooperation with Licensee both inside and outside the Territory under the Global Strategy, which Global Clinical Trial shall be governed by the following:

(a) if Verastem plans to conduct a multi-national Clinical Trial, the JSC shall discuss and agree upon whether such multi-national Clinical Trial should include the Territory, [* * *]; and

(b) in the event that the JSC agrees to include the Territory in such multi-national Clinical Trial, such Clinical Trial shall be regarded as a Global Clinical Trial (and if the JSC determines that such multi-national Clinical Trial will not include the Territory, such multi-national Clinical Trial shall be regarded as a Verastem New Clinical Trial).

1.46 “Global Strategy”  means Verastem’s worldwide Development, regulatory and Commercialization strategy with respect to the Licensed Compound and Licensed Products, including the designation of Indications for which to seek Regulatory Approval and Verastem’s global publication strategy.

1.47 “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then-current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration, as defined in 21 C.F.R. Part 58, and the equivalent Applicable Laws in the Territory, each as may be amended and applicable from time to time.

1.48 “Governmental Authority” means any federal, state, national, state, provincial or local government, or political subdivision thereof, or any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).

1.49 “ICH Guidelines” mean the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline.
1.50 “Indemnified Party” has the meaning set forth in Section 10.3.
1.51 “Indemnifying Party” has the meaning set forth in Section 10.3.
1.52 “Indication” means a disease, condition, disorder or syndrome.
1.53 “Infinity” has the meaning set forth in Section 2.5(a)(i).
1.54 “Infinity Agreement” has the meaning set forth in Section 2.5(a)(i).

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1.55 “Infringed Patent Right” has the meaning set forth in Section 7.4(c).
1.56 “Initial Tech Transfer” has the meaning set forth in Section 2.6.
1.57 “INK” has the meaning set forth in Section 2.5(a)(i).
1.58 “INK Agreement” has the meaning set forth in Section 2.5(a)(i).

1.59 “Invention”  means any information, discovery, improvement, modification, process, method, assay, design, protocol (including any Clinical Trial protocol), formula, data, invention, algorithm, forecast, profile, strategy, plan, result, know-how or trade secret (in each case, whether or not patentable), that is discovered, generated, conceived or reduced to practice by or on behalf a Party (including by its Affiliates, licensees, Sublicensees, Subcontractors or their respective employees, agents), in the course of the performance of this Agreement, including all rights, title and interest in and to the intellectual property rights therein and thereto.

1.60 “JPT” has the meaning set forth in Section 3.2(f).
1.61 “JSC” has the meaning set forth in Section 3.2(a).

1.62 “Know-How”  means any information and materials, including discoveries, improvements, modifications, processes, methods, assays, designs, protocols (including Clinical Trial protocols), formulas, data, inventions, algorithms, forecasts, profiles, strategies, plans, results, know-how and trade secrets (in each case, regardless of whether patentable, copyrightable or otherwise), but excluding any Patent Rights and any information that is not Confidential Information. For the avoidance of doubt, “Know-How” shall include the Development Data (subject to Section 5.3), the manufacturing data that is necessary to Manufacture the Licensed Compound or Licensed Product (subject to Section 2.2,  Section 5.3 and Section 6.1) and the Regulatory Documents.

1.63 “License” means the licenses granted by Verastem to Licensee pursuant to Section 2.1 and Section 2.2.

1.64 “Licensed Compound” means the compound known by the names INK1197, IPI-145 or duvelisib (INN; International Nonproprietary Names), as described on Exhibit B, or any of its various chemical forms, including acids, bases, salts, metabolites, esters, isomers, enantiomers, pro-drug forms, hydrates, solvates, polymorphs and degradants thereof, in each case that has substantially the same pharmacological effect, in crystal, powder or other form.

1.65 “Licensed Product” means any pharmaceutical product that contains or comprises the Licensed Compound.  [* * *]. Each Licensed Product shall be distinguished by dosage form, and for the avoidance of doubt, Licensed Product containing the Licensed Compound as its sole active pharmaceutical ingredient and each Combination Product shall constitute separate and distinct Licensed Products under this Agreement.

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1.66 “Licensed Trademarks” means the trademarks set forth on Exhibit F, to the extent Controlled by Verastem in the Territory.
1.67 “Licensee Indemnitees” has the meaning set forth in Section 10.2.
1.68 “Licensee IP” means Licensee Know-How and Licensee Patents. For clarity, Inventions owned by Licensee pursuant to Section 11.1(b) shall be included within the Licensee IP.

1.69 “Licensee Know-How” means all Know-How Controlled by Licensee or its Affiliates as of the Effective Date or at any time during the Term (including any and all data, Clinical Trial data, results, Development Data and Regulatory Documents generated by or on behalf of Licensee, its Affiliates, Sublicensees or Subcontractors) relating to the Licensed Compound or Licensed Product that is necessary or reasonably useful for Exploiting the Licensed Products in the Field.

1.70 “Licensee Patents” means all Patent Rights Controlled by Licensee or its Affiliates as of the Effective Date or at any time during the Term that cover the Licensed Compound or Licensed Product (including composition of matter and methods of using, making or detecting the Licensed Compound or the Licensed Products).

1.71  “Manufacture” or “Manufacturing” means any activities directed to producing, manufacturing, scaling up, processing, filling, finishing, packaging, labeling, quality assurance testing and release, shipping, and storage at manufacturing facilities of any Licensed Compound or Licensed Product or component thereof (including production of drug substance and drug product, in bulk form, for Development and Commercialization).

1.72 “Net Sales” means, (i) with respect to a Licensed Product (subject to clause (ii) below, for a Combination Product) in a particular period, the [* * *] by Licensee, its Affiliates or its Sublicensees on sales or other dispositions (excluding sales or dispositions for use in clinical trials or other scientific testing, in either case for which Licensees, its Affiliates or its Sublicensees receive no revenue) of such Licensed Product to unrelated Third Parties during such period, less the following deductions (to the extent included in the gross amount invoiced or otherwise directly paid or incurred by Licensee, its Affiliates or its Sublicensees):

[* * *]

Such amounts shall be determined from the books and records of Licensee, its Affiliates and its Sublicensees, in each case maintained in accordance with Japanese GAAP or International Financial Reporting Standards, consistently applied.

1.73  “Patent Right”  means all issued patents and pending patent applications (including provisional applications), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, re-issues, additions, renewals, extensions, confirmations, registrations, any

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confirmation patent or registration patent or patent of addition based on any such patent, patent term extensions, and supplemental protection certificates or requests for continued examinations, foreign counterparts, and the like of any of the foregoing.

1.74 “Patent Prosecution” means activities directed to (a) preparing, filing and prosecuting applications (of all types) for any Patent Right, (b) managing any interference, opposition, re-issue, reexamination, supplemental examination, invalidation proceedings (including inter partes or post-grant review proceedings), revocation, nullification, or cancellation proceeding relating to the foregoing Patent Rights, (c) maintaining issued Patent Right(s), (d) listing in regulatory publications (as applicable), (e) patent term extension for issued Patent Right(s) and maintenance thereof, and (f) managing, including settling, any interference, opposition, reexamination, invalidation, revocation, nullification or cancellation proceeding relating to issued Patent Right(s).

1.75 “Person” means any individual, unincorporated organization or association, Entity, Governmental Authority or governmental agency.
1.76 “Pharmacovigilance Agreement” has the meaning set forth in Section 5.4.
1.77 “PMDA” means the Japanese Pharmaceuticals and Medical Devices Agency, and local counterparts thereto, and any successor agency(ies) or authority thereto having substantially the same function.

1.78  “Primary Endpoint” means the main result that is measured at the end of a Clinical Trial to determine whether a given treatment has worked (e.g., the difference in survival between a treatment group and a control group), which shall be predefined in the protocol for such Clinical Trial.

1.79 “[* * *] Clinical Trial” means the Clinical Trial with Protocol No. [* * *].
1.80 “Product Infringement” has the meaning set forth in Section 11.3(a).
1.81 “Product Marks” has the meaning set forth in Section 11.6(b).
1.82 “Product Recall” means any recall or market withdrawal of a Licensed Product in the Territory.
1.83 “PTCL” means peripheral T-cell lymphoma.
1.84 “Public Official” has the meaning set forth in Section 9.7(d).
1.85 “Publication” has the meaning set forth in Section 8.4.
1.86 “Quality Agreement” has the meaning set forth in Section 6.1(b).

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1.87 “Receiving Party” has the meaning set forth in Section 8.1(a).

1.88 “Registrational Trial” means a controlled or uncontrolled human Clinical Trial of a Licensed Product that is intended (as of the time the first patient is enrolled in the Clinical Trial) to obtain sufficient data and results to support the filing of an application for Regulatory Approval without the requirement for any further Clinical Trial prior to submission of such application to the applicable Regulatory Authority.

1.89  “Regulatory Approval” means, with respect to a Licensed Product in a country, all regulatory approvals granted by the applicable Regulatory Authority that are necessary for the Commercialization of such Licensed Product in such country, excluding any pricing and reimbursement approvals in connection therewith.

1.90 “Regulatory Authority” means any applicable Government Authority responsible for granting approvals for the Manufacture, Development, Commercialization, reimbursement or pricing, as applicable, for the Licensed Compound or the Licensed Product, including the Regulatory Approvals. “Regulatory Authority” includes the USFDA, PMDA and any corresponding national or regional regulatory authorities, and any successor agency of the foregoing.

1.91 “Regulatory Documents” means any filing, application or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including Regulatory Approvals and any pricing or reimbursement approvals, as applicable, and all written correspondence or written communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to the Licensed Compound or the Licensed Product.

1.92  “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a pharmaceutical product, including any such right that may become available following the Effective Date, including orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the United States under the Hatch-Waxman Act or the USFDA Modernization Act of 1997 (but excluding any patent term extension mechanism), or rights similar thereto outside the United States, but in all cases excluding Patent Rights and patent term extensions based on such rights.

1.93 “Royalty Term” means, with respect to a given Licensed Product in the Territory, the period commencing on the First Commercial Sale of such Licensed Product in the Territory and ending upon the last to occur of (a) the date on which all Verastem Patents containing a Valid Claim [* * *] have expired, (b) the date on which all Verastem Patents containing a Valid Claim [* * *] have expired, (c) the expiration of Regulatory Exclusivity with respect to such Licensed Product in the Territory, or (d) the tenth (10th) anniversary of the First Commercial Sale of such Licensed Product in the Territory.

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1.94 “Rules” has the meaning set forth in Section13.3(a).
1.95 “Sales Milestone Event” has the meaning set forth in Section 7.3.
1.96 “Sales Milestone Payment” has the meaning set forth in Section 7.3.
1.97 “SEC” has the meaning set forth in Section 8.6(c).
1.98 “Subcontractor” has the meaning set forth in Section 2.4(a).
1.99 “Sublicensee” has the meaning set forth in Section 2.3(b).
1.100 “Supply Agreement” has the meaning set forth in Section 6.1(a).

1.101 “Tax”  or “Taxes”  means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest thereon).  For the avoidance of doubt, Taxes include VAT.

1.102 “Term” has the meaning set forth in Section 12.1.
1.103 “Territory” means Japan.
1.104 “Third Party” means any Person other than a Party or an Affiliate of a Party.
1.105 "Third Party Licensee" means any Third Party holding a license (whether exclusive or non-exclusive) under the Verastem IP in the Field outside of the Territory.
1.106 “TP-IP Sublicense Payments” has the meaning set forth in Section 2.10.
1.107 “United States” means the United States of America.
1.108 “Upstream License Agreement” has the meaning set forth in Section 2.5(a)(i).
1.109 “Upstream Licensors” has the meaning set forth in Section 2.5(a)(i).
1.110 “Usage Guidelines” has the meaning set forth in Section 11.6(c)(i).
1.111 “USFDA” means the United States Food and Drug Administration or any successor Entity thereto.

1.112 “Valid Claim”  means a claim of any (a) issued, unexpired patent that has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise or (b) a pending patent

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application that has not been finally abandoned, finally rejected or expired (after exhaustion of all appeals); provided,  however, that if a claim of a pending patent application shall not have issued within [* * *] years after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a patent issues with such claim.

1.113 “VAT” means the value added taxes.

1.114 “Verastem New Clinical Trial” means any Clinical Trial in which the first patient is enrolled after the Effective Date and that is conducted by Verastem or any of its Affiliates, Third Party Licensees or Subcontractors solely outside the Territory. Notwithstanding the foregoing, and for the avoidance of doubt, the [* * *] Clinical Trial and the [* * *] Clinical Trial shall be deemed Verastem New Clinical Trials.

1.115 “Verastem Indemnitees” has the meaning set forth in Section 10.1.

1.116  “Verastem IP” means Verastem Know-How, Verastem Patents, and the Licensed Trademarks. For clarity, Inventions owned by Verastem in accordance with Section 11.1(a) shall be included in the Verastem IP.

1.117 “Verastem Know-How” means all Know-How Controlled by Verastem as of the Effective Date or at any time during the Term (subject to the provisions of Section 2.11 that is necessary or reasonably useful for the Development, Manufacture or Commercialization of Licensed Products in the Field in the Territory; provided,  however, that Verastem Know-How shall exclude all Know-How that comes into Verastem’s Control as a result of a Change of Control of Verastem.

1.118 “Verastem Patents” means all Patent Rights Controlled by Verastem as of the Effective Date or at any time during the Term (subject to the provisions of Section 2.11) that cover Licensed Compound or Licensed Product in the Territory (including composition of matter and methods of using, making or detecting the Licensed Compound or the Licensed Products); provided,  however, that Verastem Patents shall exclude all Patent Rights that come into Verastem’s Control as a result of a Change of Control of Verastem. Verastem Patents existing in the Territory as of the Effective Date are set forth in Exhibit A.

1.119 “Working Group” has the meaning set forth in Section 3.2(g).
Article 2 LICENSE

2.1 Exclusive License Grant to Licensee. Subject to the terms and conditions of this Agreement, Verastem hereby grants to Licensee an exclusive (subject to Verastem’s retained rights as set forth in Section 2.7), royalty-bearing, non-transferable (except in accordance with Section 14.2) license, with the right to grant sublicenses (solely in accordance with Section 2.3), under the

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Verastem IP to (a) Develop (subject to Section 4.2) Licensed Compound or Licensed Products and Commercialize Licensed Products in the Field in the Territory, and (b) obtain, hold and maintain the Regulatory Approvals and any pricing or reimbursement approvals for the Licensed Products in the Field in the Territory.

2.2 Non-Exclusive License Grant to Licensee. Verastem hereby grants to Licensee a non-exclusive, royalty-bearing, non-transferable (except in accordance with Section 14.2) license with the right to grant sublicenses (solely in accordance with Section 2.3), under the Verastem IP to (a) conduct Clinical Trials for Licensed Products and certain preclinical studies for Licensed Compound or Licensed Products [* * *] solely for the purpose of supporting an application for Regulatory Approval of Licensed Products in the Territory (such Clinical Trials and preclinical studies shall be regarded as a part of the Development in the Territory under the Development Plan), and (b) subject to the requirements set forth in this Section 2.2 and Section 6.1,  Manufacture the Licensed Compound and the Licensed Products inside and outside of the Territory, solely for purposes of Exploitation of the Licensed Product in the Field in the Territory. For the avoidance of doubt, Licensee shall have no right to practice the license granted by Verastem in the foregoing Section 2.2(b), except to the extent expressly set forth in the Supply Agreement with respect to the limited Manufacturing license granted by Verastem to Licensee to fill, finish, package, and label the Licensed Product (as provided in the Exhibit H), unless and until the occurrence of a Supply Failure by Verastem (as defined in the Supply Agreement). In the event that Licensee desires to conduct a Clinical Trial or preclinical study outside of the Territory in any country or region other than [* * *], Licensee shall be required to obtain Verastem’s prior written consent.

2.3 Right to Sublicense.

(a) Sublicense to its Affiliates. Subject to the terms and conditions of this Agreement, Licensee shall have the right to grant sublicenses of the License to its Affiliates to fulfill any of its obligations under this Agreement, provided that such sublicense shall automatically terminate if such Affiliate ceases to be an Affiliate of Licensee, and Licensee shall notify Verastem in writing of such sublicense. Licensee shall remain directly responsible for all of its obligations under this Agreement, regardless of whether any such obligation is delegated or sublicensed to an Affiliate, and any breach of the terms or conditions of this Agreement by any of such Affiliate of Licensee shall be deemed a direct breach by Licensee of such terms or conditions of this Agreement.

(b) Sublicense to Third Parties.

(i) Licensee shall have the right to grant sublicenses of the License to Third Parties to fulfill any of its obligations under this Agreement (any such Third Party, a “Sublicensee”), and Licensee shall notify Verastem in writing of such sublicense. Notwithstanding the foregoing, Licensee shall obtain Verastem’s prior written consent if Licensee wishes to sublicense all or substantially all of Licensee’s rights or obligations to a Third Party under this Agreement in the Territory.

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(ii) Each sublicense granted pursuant to Section 2.3(a) shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement, and Licensee shall ensure that Sublicensees comply with the terms and conditions of this Agreement. Licensee will remain directly responsible for all its obligations under this Agreement, regardless of whether any such obligation is delegated or sublicensed to any of Sublicensees, and any breach of the terms or conditions of this Agreement by such Sublicensees shall be deemed a direct breach by Licensee of such terms or conditions of this Agreement.

(iii) Licensee shall Control, or shall cause Sublicensees to assign to Licensee, all intellectual property rights with respect to the Licensed Compound or Licensed Products that are made, discovered, developed or otherwise created by such Sublicensees in the course of performing such sublicense agreement.

(iv) Licensee shall provide Verastem with a copy of any sublicense agreement pursuant to which the applicable Sublicensee is Commercializing the Licensed Product (except, for the avoidance of doubt, with respect to distributors or wholesalers), and a certified English translation thereof, within [* * *] days after the execution of any such sublicense agreement provided that Licensee may redact financial and confidential portions of such sublicense agreement.  Further, Licensee will provide Verastem with copies of any quality oversight or audit reports from audits that Licensee has conducted on any of its Sublicensees that Licensee engages to fulfill its obligations under this Agreement to the extent such reports are relevant to such Sublicensees’ conduct of such obligations no later than [* * *] days after receiving or preparing, as applicable, any such report.

2.4 Right to Subcontract.

(a) Licensee shall have the right to engage CROs, contract manufacturing organizations, distributors and other Third Parties to perform its activities under this Agreement (each, a “Subcontractor”); provided, that (i) Licensee shall cause its Subcontractors to be bound by written obligations of confidentiality and non-use at least as restrictive as those set forth in this Agreement, (ii) Licensee shall remain directly responsible for any activities that have been subcontracted to its Subcontractor and shall be responsible for the performance of its Subcontractors, and (iii) any breach by a Subcontractor of the terms and conditions of this Agreement shall be deemed a breach by Licensee of such terms and conditions. Licensee shall Control, or shall cause its Subcontractors to assign to Licensee, all intellectual property rights solely relating to the Licensed Compound or Licensed Products (including, for the avoidance of doubt, Development Data resulting from such subcontracted activities) that are made, discovered, developed or otherwise created by such Subcontractors in the course of performing such subcontracted activities.  Further, Licensee shall provide Verastem with copies of any quality oversight or audit reports from audits that Licensee has conducted on any of its Subcontractors that Licensee engages to the extent such reports are relevant to such Subcontractors’ conduct of subcontracted activities no later than [* * *] days after receiving or preparing, as applicable, any such report.

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(b) Verastem shall have the right to engage its Subcontractors to perform its activities for which Verastem is assuming obligations under this Agreement, provided, that (i) Verastem shall remain directly responsible for any activities that have been subcontracted to its Subcontractor and shall be responsible for the performance of its Subcontractors, and (ii) any breach by a Subcontractor of the terms and conditions of this Agreement shall be deemed a breach by Verastem of such terms and conditions. Verastem shall Control, or shall cause its Subcontractors to assign to Verastem, all intellectual property rights solely relating to the Licensed Compound or Licensed Product (including, for the avoidance of doubt, Development Data resulting from such subcontracted activities) that are made, discovered, developed or otherwise created by such Subcontractors in the course of performing such subcontracted activities.

2.5 Upstream Licenses.
(a) Licensee acknowledges and agrees that:

(i) (A) Verastem obtained the rights to certain Verastem IP from Infinity Pharmaceuticals, Inc. (“Infinity”) under that certain Amended and Restated License Agreement, dated November 1, 2016, by and between Infinity and Verastem (the “Infinity Agreement”); (B) Infinity obtained certain of such rights from Intellikine LLC (“INK”) under that certain Amended and Restated Development and License Agreement, dated December 24, 2012, as amended, by and between Infinity and INK (the “INK Agreement”) (each of Infinity and INK, the “Upstream Licensors”, and each of the Infinity Agreement and the INK Agreement, an “Upstream License Agreement”); (C) the License constitutes a sublicense under each applicable Upstream License Agreement; and (D) each such sublicense is subject to the terms and conditions of the applicable Upstream License Agreement;

(ii) Licensee shall, and shall cause its Affiliates and Sublicensees to, comply in all material respects with the Upstream License Agreements and take any action reasonably requested by Verastem to prevent any potential material breach by Licensee, its Affiliates or Sublicensees of any applicable term of any Upstream License Agreements;

(iii) it has received a redacted copy of the INK Agreement and a copy of the Infinity Agreement existing as of the Effective Date; and

(iv) notwithstanding any provision of this Agreement to the contrary, (A) Verastem may provide a copy of this Agreement, and any amendment to this Agreement, to any Upstream Licensor, and (B) Verastem may provide to any Upstream Licensor any information required to be provided to such Upstream Licensor in accordance with the applicable Upstream License Agreement. Verastem acknowledges and agrees that Licensee may provide to any Affiliate or Sublicensee a copy of the Upstream License Agreement and this Agreement; provided that such Affiliate or Sublicensee is subject to confidentiality and non-use obligations no less stringent than those set forth in Article 8.

(b) [* * *]

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2.6 Disclosure of the Verastem IP.  Verastem shall, within [* * *] days after the Effective Date, furnish to Licensee a then-current data/information package that includes existing Regulatory Documents and existing Development Data that are necessary or reasonably useful to Develop and seek Regulatory Approval for the Licensed Compound and Licensed Product in the Territory (the “Initial Tech Transfer”). Verastem shall be responsible for the costs of such Initial Tech Transfer up to [* * *] FTE hours, after which Licensee shall [* * *].

2.7 Verastem Retained Rights.  Notwithstanding the exclusive nature of the License, Verastem expressly retains the rights to use the Verastem IP in the Field in the Territory to the extent necessary to perform its obligations under this Agreement and to Develop and Manufacture Licensed Compound and Licensed Products in the Territory (solely for Commercialization of Licensed Products outside the Territory), in each case whether directly or through its Affiliates, Third Party Licensees or Subcontractors. For clarity, and without limiting the foregoing, Verastem retains the exclusive right to practice, license and otherwise exploit the Verastem IP outside the scope of the License (e.g., outside the Field or outside the Territory).

2.8 License Grant to Verastem.  Licensee hereby grants to Verastem a non-exclusive, fully-paid, royalty-free, perpetual, irrevocable and sublicenseable (through multiple tiers) license under the Licensee IP, to the extent necessary or useful, to Exploit the Licensed Compound and the Licensed Products in the Field outside the Territory, provided that, in the event of a termination of this Agreement pursuant to Section 12.2, the foregoing license shall apply on a worldwide basis.

2.9 No Implied Licenses; Negative Covenant.  Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under any Patent Rights, Know-How, trademarks, or other intellectual property rights of the other Party. Licensee shall not, and shall not permit any of its Affiliates, Sublicensees or Subcontractors to, practice any Verastem IP outside the scope of the License.

2.10 Reimbursement for Third Party IP Sublicense.  If, during the Term, Verastem obtains Control of any intellectual property rights from a Third Party (other than as a result of a Change of Control of Verastem), which intellectual property rights are useful for the Development or Commercialization of Licensed Products in the Field in the Territory (excluding, for the avoidance of doubt, Infringed Patent Rights which are subject to the provisions of Section 7.4(c)), then Verastem shall so notify Licensee in writing of such intellectual property rights, including a description thereof and any payments that Verastem is obligated to pay in connection with the grant, maintenance or exercise of a sublicense to Licensee in the Territory (the “TP-IP Sublicense Payments”), and Licensee shall have the right to elect to take such a sublicense under such intellectual property rights. If Licensee so elects, then such intellectual property rights shall be included in the Verastem IP and sublicensed to Licensee hereunder, subject to the terms and conditions of this Agreement and the agreement between Verastem and such Third Party (which Third Party shall be deemed an Upstream Licensor hereunder, and any such Agreements shall be deemed Upstream License Agreements), and Licensee shall [* * *].

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2.11 Non-Compete. During the Term, Licensee shall not, and shall ensure that its Affiliates and Sublicensees do not, [* * *], without the prior written consent of Verastem.
2.12 [* * *].
Article 3 GOVERNANCE

3.1 Alliance Managers.  Each Party shall appoint an individual to act as its alliance manager under this Agreement as soon as practicable after the Effective Date (each Party’s appointed individual, its “Alliance Manager”).  Each Alliance Manager shall have the ability to speak English sufficient for purposes of business communication. The Alliance Managers shall: (a) serve as the primary points of contact between the Parties for the purpose of providing the other Party with information on the progress of a Party’s activities under this Agreement; (b) be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties, provided that all communications between the Parties shall be in English; (c) facilitate the prompt resolution of any disputes; and (d) attend JSC meetings (as a non-voting participant) and JPT meetings. An Alliance Manager may also bring any matter to the attention of the JSC, JPT or applicable Working Group if such Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon [* * *] days prior written notice to the other Party.

3.2 Joint Steering Committee.

(a) Formation.  No later than [* * *] days following the Effective Date, the Parties shall establish a joint steering committee (the “JSC”) to monitor and coordinate the Development and Commercialization of Licensed Products in the Field in the Territory, as set forth in Section 3.2(b) below. The JSC will be comprised of an equal number of representatives from each Party and a minimum of three (3) representatives of each Party, each with the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the issues falling within the jurisdiction of the JSC.  From time to time, each Party may substitute one or more of its representatives to the JSC upon written notice to the other Party.

(b) Role and Purpose.  The JSC shall (i) provide a forum for the discussion of the Parties’ activities under this Agreement and for sharing with Verastem the progress, results and other relevant information with respect to the Development and Commercialization by Licensee in the Field in the Territory; (ii) review, discuss and approve the overall strategy for the Exploitation of Licensed Products in the Field in the Territory; (iii) review, discuss and approve any amendments to the Development Plan in accordance with Section 4.2; (iv) review, discuss and approve the Commercialization Plan and amendments thereto; (v) establish and oversee the JPT and Working Groups as necessary or advisable to further the purpose of this Agreement; (vi) serve as a forum for Verastem to share the Global Strategy, the study plans and details for the Global Clinical Trials, and status, results and other relevant information in connection with the Global Clinical Trials and Verastem’s Exploitation of the Licensed Product in the Field outside the

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Territory; and (vii) perform such other functions as expressly set forth in this Agreement or allocated to the JSC by the Parties’ written agreement.

(c) Limitation of Authority.  The JSC shall only have the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement (except for amendments to the Development Plan pursuant to Section 4.2); (ii) waive either Party’s compliance with the terms and conditions of this Agreement; or (iii) determine any issue in a manner that would conflict with the express terms and conditions of this Agreement.

(d) Meetings. The JSC shall hold meetings on a regular basis, but no less frequently than [* * *] per Calendar Year, or with such other frequency as the Parties may agree. The JSC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communication method; provided that all such meetings shall be conducted in English; and provided further, that at least [* * *] during the period commencing on the Effective Date and ending on the date the JSC is disbanded pursuant to Section 3.2(h), such meetings will be conducted in person at locations selected alternatively by Verastem and Licensee or at such other location as the Parties may agree. Each Party shall bear its own expenses related to participation in and attendance at such meetings by its respective JSC representatives. The Alliance Manager of Verastem shall prepare minutes for each JSC meeting and provide such minutes to the Alliance Manager of Licensee within [* * *] days of each such meeting, and the Alliance Managers shall ensure that such minutes are reviewed and approved by their respective Parties within [* * *] days thereafter. For the avoidance of doubt, the meetings of the JSC and the JPT shall be conducted in English, and any materials provided to the JSC in connection with such discussions shall be provided in English.

(e) Decision-Making.  All decisions of the JSC shall be made by unanimous vote, with each Party’s representatives collectively having one (1) vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the JSC, the JSC cannot reach a unanimous decision as to such matter within [* * *] days after such matter was brought to the JSC for resolution, then such matter shall be referred to the Chief Executive Officer of Verastem (or an executive officer of Verastem designated by the Chief Executive Officer of Verastem who has the power and authority to resolve such matter) and the Head of Pharmaceutical Division of Licensee (collectively, the “Executive Officers”) for resolution. If the Executive Officers cannot resolve such matter within [* * *] days after such matter has been referred to them, then [* * *], provided that Licensee shall not make any decision or take any action that (i) could reasonably be expected to adversely impact the Licensed Product outside of the Territory, including the Licensed Product brand as established under the Global Strategy, (ii) requires Verastem to perform or refrain from reforming any activity except as expressly required under this Agreement, or (iii) requires Verastem to provide any resources or bear any costs except as expressly required under this Agreement, in each case without first obtaining Verastem’s prior written consent, which consent may be withheld in Verastem’s sole discretion.

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(f) Joint Project Team.  No later than [* * *] days following the Effective Date, the JSC will form a joint project team (the “JPT”) to coordinate and oversee the day-to-day performance of the activities and obligations of the Parties under this Agreement. The JPT will be composed of representatives from each Party who have direct knowledge and expertise in each of the following functional areas: clinical, clinical operations, pharmaceutical development, regulatory, safety, manufacturing, intellectual property, marketing and commercial, in each case, as such functional areas relate to products similar to the Licensed Compound or the Licensed Products. The JPT shall meet at least once per [* * *], or such other frequency as the JSC may determine. The JPT may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications method. The JPT and its activities shall be subject to the oversight of, and shall report to, the JSC and the JSC shall resolve all disputes that arise within the JPT within [* * *] days after any such matter is brought to the JSC for resolution. In no event shall the authority of the JPT exceed the authority of the JSC. Each Party shall be responsible for all of its own expenses of participating in the JPT.

(g) Working Groups.  From time to time, the JSC may establish joint working groups (each, a “Working Group”) on an “as-needed” basis to oversee specific functional areas or activities and coordinate the day-to-day performance of such activities under this Agreement, which establishment of Working Groups shall be reflected in the minutes of the meetings of the JSC. Each such Working Group shall be constituted, shall meet as frequently as and shall operate as the JSC may determine. Working Groups may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications method. Each Working Group and its activities shall be subject to the oversight of, and shall report to, the JSC, and the JSC shall resolve all disputes that arise within a Working Group within [* * *] days after any such matter is brought to the JSC for resolution. In no event shall the authority of any Working Group exceed the authority of the JSC. Each Party shall be responsible for all of its own expenses of participating in any Working Group.

(h) Discontinuation of JSC.  The JSC shall continue to exist until the Parties’ mutual written agreement to disband the JSC. Once the JSC is disbanded, the JSC shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the points of contact for the exchange of information under this Agreement and decisions formerly decided by the JSC shall be decided between the Parties, subject to the other terms and conditions of this Agreement (including the dispute resolution mechanisms set forth in Article 13).

(i) Non-Member Attendance.  Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend a meeting of the JSC (in a non-voting capacity), JPT or any Working Group in the event that the planned agenda for such JSC, JPT or Working Group meeting would require such participants’ expertise; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide [* * *] days prior written notice to the other Party and shall ensure that such Third Party is bound by a written confidentiality and non-use agreement consistent with the terms of this Agreement.

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Article 4 DEVELOPMENT
4.1 Diligence and Responsibilities.

(a) Licensee shall be responsible for and use Commercially Reasonable Efforts to Develop Licensed Products in the Field in the Territory, in a timely manner, including the timely completion of all activities set forth in the Development Plan.  Without limiting the foregoing, Licensee must achieve the specific Development objectives set forth on Exhibit D hereto in accordance with the timeframes set forth therein, as such Exhibit D may be amended from time to time by review, discussion and approval of the JSC.  Licensee shall, and shall cause its Affiliates, Sublicensees and its Subcontractors to, conduct all Development under this Agreement in a professional manner and in compliance with all Applicable Laws in the Territory, including applicable GLP, cGMP and GCP.

(b) Without limiting the foregoing, with respect to the Global Clinical Trials, Licensee shall have a right to elect, at its sole discretion, to perform certain Development activities such as monitoring and site management in the Territory by using its internal clinical research associates.  If Licensee elects (i) to perform such Development activities of a Global Clinical Trial in the Territory, Licensee shall, in collaboration with any global CRO engaged by Verastem to conduct such Global Clinical Trial (including any local Affiliate of a global CRO or global service provider), use Commercially Reasonable Efforts to perform the Development activities in the Territory that are assigned to Licensee for purposes of contributing to such Global Clinical Trial, or (ii) not to perform such Development activities of a Global Clinical Trial in the Territory by using its internal clinical research associates, such Development activities shall be performed by a global CRO engaged by Verastem instead.

4.2 Development Plan.  All Development by Licensee in the Field in the Territory under this Agreement shall be conducted pursuant to a written development plan (as amended from time to time in accordance with this Section 4.2 and Section 3.2, the “Development Plan”) and the Development Plan as of the Effective Date is attached hereto as Exhibit E.  The Development Plan will include a timeline for submission of applicable Regulatory Documents to the PMDA and from time to time following the Effective Date, Licensee shall have the right to propose amendments or modifications to the Development Plan in consultation with Verastem, and shall submit such proposed amended or modified Development Plan to the JSC for review and comment. If such proposed amended or modified Development Plan is approved by the JSC, then such amended or updated Development Plan shall become effective and binding upon the Parties. Licensee shall only conduct Development to the extent such Development is expressly contemplated by the then-current Development Plan.

4.3 Development Costs.

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(a) Licensee shall bear all costs and expenses of the Development activities conducted solely by Licensee, its Affiliates its Sublicensees or its Subcontractors (whether inside or outside of the Territory) hereunder.

(b) Notwithstanding Section 4.3(a) above, with respect to a Global Clinical Trial, Licensee shall bear (i) all costs incurred by Licensee, its Affiliates, its Sublicensees or its Subcontractors to the extent Licensee, its Affiliates, its Sublicensees, or its Subcontractors perform Development activities in connection with such Global Clinical Trial in the Territory, (ii) all costs incurred by Verastem, its Affiliates, its Third Party Licensees or its Subcontractors to the extent Verastem, its Affiliates, its Third Party Licensees or its Subcontractors perform Development activities in connection with such Global Clinical Trial in the Territory, to the extent Licensee does not perform Development activities of such Global Clinical Trial in the Territory; and (iii) a pro rata portion of the common expenses (e.g., study management cost and data management cost) [* * *]. Verastem may invoice Licensee on a [* * *]  basis for the foregoing costs incurred by Verastem with respect to the Global Clinical Trial, and Licensee shall pay the amount invoiced within [* * *] Business Days after the receipt of any such invoice.

4.4 Development Records.  Licensee shall maintain complete, current and accurate records of all Development activities conducted by or on behalf of Licensee or its Affiliates Sublicensees, or Subcontractors pursuant to this Agreement and all data and other information resulting from such activities consistent with its standard practices in accordance with all Applicable Laws, and in validated computer systems that are compliant with 21 C.F.R. §11 (with respect to Global Clinical Trials). Licensee will obtain Verastem’s written consent prior to destroying any records relating to the Development of Licensed Products. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Licensee shall document all non-clinical studies and Clinical Trials in formal written study reports in accordance with Applicable Laws and applicable guidelines (e.g., GCP, GLP and GMP).

4.5 Clinical Trial Audit Rights.

(a) Upon reasonable notification by Verastem and at Verastem’s cost and expense, Verastem or its representatives shall be entitled to conduct an audit of any Clinical Trial sites engaged by Licensee or its Affiliates or Sublicensees to conduct Development activities under the Development Plan, subject to any applicable restrictions contained in Licensee’s contracts with such Clinical Trial sites, to ensure that such Clinical Trials; (i) are conducted in compliance with applicable GCP, and (ii) meet Verastem’s standards for the Global Clinical Trial as well in case of such Clinical Trial sites are engaged in the Global Clinical Trials. No later than [* * *] days following the completion of any such audit, Verastem shall provide Licensee with a written summary of Verastem’s findings, including any potential deficiencies or other areas of remediation that Verastem identifies during such audit, and the Parties shall discuss in good faith such potential deficiencies and other areas of remediation. Licensee will remediate any such deficiencies and any other areas of remediation confirmed by both Parties within [* * *] days following such confirmation, at Licensee’s cost and expense. Notwithstanding the foregoing, if such deficiencies

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or other areas of remediation are not, by their nature, reasonably capable of remediation within such [* * *] day period (e.g., due to delays of the Clinical Trial site), then such period shall be reasonably extended.

(b) Licensee will provide Verastem with copies of all quality oversight or audit reports prepared in connection with any audit that Licensee, its Affiliates or Sublicensees conduct of any Clinical Trial site that Licensee, its Affiliates or Sublicensees have engaged, or are evaluating to potentially engage, to fulfill Licensee’s Development obligations under the Development Plan no later than [* * *] days after receiving or finalizing, as applicable, any such report.

4.6 Development Reports.  No less frequently than [* * *], Licensee shall provide Verastem with written reports summarizing its, its Affiliates’, its Sublicensees’ and its Subcontractors’ Development of Licensed Products, including a summary of the data, timelines and results of such Development, and an overview of future Development activities reasonably contemplated by Licensee, which reports shall be provided in English. Licensee shall also establish a secure link that includes adequate encryption safeguards to provide Verastem with electronic access to such information. Without limiting the foregoing, such reports shall contain sufficient detail to enable Verastem to assess Licensee’s compliance with Licensee’s Development obligations hereunder. [* * *]. Licensee shall promptly respond to Verastem’s reasonable requests for additional information regarding significant Development activities, as Verastem may request from time to time. The Parties shall discuss the status, progress and results of Development activities at JSC meetings.

4.7 Data Exchange and Use.

(a)  In addition to its adverse event and safety data reporting obligations pursuant to Section 5.4 each Party shall promptly, but in no event later than [* * *] days, provide the other Party with copies of all Development Data Controlled by such Party that are generated and finalized by or on behalf of such Party or its Affiliates, Third Party Licensees (with respect to Verastem), Sublicensees (with respect to Licensee) or its Subcontractors, if applicable, in the Development in the Field, provided that Verastem’s obligation to provide such Development Data shall be  limited to such Development Data as is necessary or useful for the Development,  Regulatory Approval or Commercialization of Licensed Products in the Territory, and Licensee’s use of such Development Data in applications for Regulatory Approval shall be subject to Licensee’s payment obligations under Section 5.3(b). Such copies of Development Data shall include a written English summary in the event that such Development Data is generated in a language other than English.

(b) Upon Verastem’s reasonable request, Licensee shall allow Verastem to access, review and copy records relating to the Development activities (including access to relevant databases), to the extent that such records are Controlled by Licensee. Upon Licensee’s reasonable request, Verastem shall allow Licensee to access, review and copy records relating to the Development activities (including access to relevant databases), to the extent that such records

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are Controlled by Verastem, provided that Licensee’s right to access, review and copy such records shall be limited to such records that are necessary or useful for the Development, Regulatory Approval or Commercialization of Licensed Products in the Territory, and Licensee’s use of such records in connection with applications for Regulatory Approval shall be subject to Licensee’s payment obligations under Section 5.3(b).

(c) Notwithstanding anything herein to the contrary, Licensee’s use of the Development Data from any Verastem New Clinical Trial shall be subject to Section 5.3(b).
Article 5 REGULATORY
5.1 Licensee’s Responsibilities.

(a) Licensee shall use Commercially Reasonable Efforts to seek Regulatory Approval for Licensed Products in the Field in the Territory, and shall be responsible, at its sole cost and expense, for all regulatory activities leading up to and including the obtaining, holding and maintaining of Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for Licensed Products from Regulatory Authorities in the Territory. Without limiting the foregoing, Licensee must achieve the specific Regulatory Approval objectives set forth on Exhibit D hereto in accordance with the timeframes set forth therein, as such Exhibit D may be amended from time to time by review, discussion and approval of the JSC.    Licensee shall keep Verastem informed of regulatory status related to Licensed Products in the Territory and shall promptly notify Verastem in writing of any decision by any Regulatory Authority in the Territory regarding any Licensed Product.

(b) Licensee shall provide to Verastem for review and comment drafts of all material Regulatory Documents which Licensee plans to submit to a Regulatory Authority, or any Regulatory Documents that could reasonably be expected to have a material impact on the further Development or Regulatory Approval in the Field in the Territory, together with a written English summary thereof, reasonably (but in no event later than [* * *] Business Days or, if Licensee has fewer than [* * *] Business Days to prepare a submission, as soon as reasonably practicable) prior to submission, and shall incorporate any reasonable comments from Verastem that are provided to Licensee before the date of such submission. In addition, Licensee shall notify Verastem of any Regulatory Documents submitted to or received from any Regulatory Authority in the Territory and shall provide Verastem with copies thereof within [* * *] Business Days after submission or receipt of such Regulatory Documents.

(c) Licensee shall provide Verastem with notice no later than [* * *] Business Days after receiving notice of any meeting or discussion with any Regulatory Authority in the Territory related to any the Licensed Compound or the Licensed Product. Licensee shall lead such meeting or discussion,  provided,  however, that Verastem shall have the right, but not the obligation, to attend and participate in such meeting or discussion. If Verastem elects not to attend

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such meeting or discussion, Licensee shall provide Verastem with a written summary thereof in English promptly, but in no event later than [* * *] days, following such meeting or discussion.

5.2 Verastem’s Responsibilities.  Verastem shall reasonably cooperate with Licensee in obtaining, holding and maintaining any Regulatory Approvals and any pricing or reimbursement approvals, as applicable, for a Licensed Product in the Territory by providing, to the extent Controlled by Verastem and subject to Section 5.3(b), access to Regulatory Approvals, Regulatory Documents and the Development Data (including raw data and records to the extent expressly required by Regulatory Authorities) for the Licensed Compound and Licensed Products inside and outside of the Territory.  [* * *].

5.3 Right of Reference and Use.

(a) Each Party hereby grants to the other Party the right of reference to all Regulatory Documents pertaining to Licensed Products in the Field submitted by or on behalf of such Party or its Affiliates provided that Licensee’s right of reference to Verastem’s Regulatory Documents shall be (i) subject to Section 5.3(b) and (ii) limited to Regulatory Documents Controlled by Verastem or its Affiliates, and (iii) solely for the purpose of seeking, obtaining and maintaining Regulatory Approval and any pricing or reimbursement approvals, as applicable, of Licensed Products in the Field in the Territory. Each Party shall bear its own costs and expenses associated with providing the other Party with the right of reference pursuant to this Section 5.3.

(b) If Licensee elects to include any Development Data from a Verastem New Clinical Trial in any application for Regulatory Approval in the Territory for the purpose of supporting efficacy of any Licensed Product (excluding, for the avoidance of doubt, inclusion of Development Data in supplemental documents for purposes that are unrelated to efficacy, such as mandatory inclusion in the Licensed Product’s safety database), then Licensee shall be responsible for a portion of the costs of such Verastem New Clinical Trial as follows:

(i) In the event that Licensee notifies Verastem in writing before enrollment of the first patient in such Verastem New Clinical Trial, Licensee shall be responsible for [* * *] of the costs incurred by Verastem in the conduct of such Verastem New Clinical Trial.  Verastem shall invoice Licensee on a [* * *]  basis for the amount of foregoing Licensee’s cost burden, and Licensee shall pay the amount invoiced within [* * *] Business Days after the receipt of such invoice.

(ii) In the event that Licensee notifies Verastem in writing after the enrollment of the first patient in such Verastem New Clinical Trial, but before Verastem’s final data becomes available, Licensee shall be responsible for [* * *] of the costs incurred by Verastem in the conduct of such Verastem New Clinical Trial. Verastem shall invoice Licensee [* * *] of the costs actually incurred by Verastem up to that point and Licensee shall pay the amount invoiced within [* * *] Business Days after the receipt of any such invoice.  Thereafter, Verastem shall invoice Licensee on a [* * *] basis for the amount of foregoing Licensee’s cost burden, and

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Licensee shall pay the amount invoiced within [* * *] Business Days after the receipt of such invoice.

(iii) In the event that Licensee notifies Verastem in writing after the final data of such Verastem New Clinical Trial is available, Licensee shall be responsible for [* * *] of the costs incurred by Verastem in the conduct of such Verastem New Clinical Trial.  Verastem shall invoice Licensee for the amount of foregoing Licensee’s cost burden, and Licensee shall pay the amount invoiced within [* * *] Days after the receipt of such invoice.

(c) Notwithstanding the foregoing Section 5.3(b), with respect to the [* * *] Clinical Trial, the [* * *] Clinical Trial and the [* * *], Licensee shall be required to notify Verastem in writing by the later of (i) [* * *] days following the Effective Date or (ii) [* * *] days after [* * *] the [* * *] Clinical Trial, the [* * *] Clinical Trial, or the [* * *], as applicable, if Licensee desires to include any Development Data from any such Clinical Trial in any application for Regulatory Approval in the Territory for the purpose of supporting efficacy of any Licensed Product (excluding, for the avoidance of doubt, inclusion of Development Data in supplemental documents for purposes that are unrelated to efficacy, such as mandatory inclusion in the Licensed Product’s safety database).  If Licensee so notifies Verastem, then Licensee shall be responsible for [* * *] of the costs incurred by Verastem in the conduct of the [* * *]. Verastem shall invoice Licensee [* * *] of the costs actually incurred by Verastem up to that point and Licensee shall pay the amount invoiced within [* * *] Business Days after the receipt of any such invoice.  Thereafter, Verastem shall invoice Licensee on a [* * *] basis for the amount of Licensee’s cost burden, and Licensee shall pay the amount invoiced within [* * *] Business Days after the receipt of such invoice.  If Licensee elects to use the Development Data from the [* * *] Clinical Trial, the [* * *] Clinical Trial or the [* * *] after such period, then Sections 5.3(b)(ii) and 5.3(b)(iii) shall apply accordingly.

5.4 Adverse Events Reporting.

(a) Promptly following the Effective Date, but in no event later than [* * *] days thereafter, Licensee and Verastem shall develop and agree in a written agreement to worldwide safety and pharmacovigilance procedures for the Parties with respect to Licensed Products, such as safety data sharing and exchange, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such Pharmacovigilance Agreement shall describe the obligations of both Parties with respect to the coordination of collection, investigation, reporting and exchange of information between the Parties concerning adverse events or any other safety issue of any significance and product quality and product complaints involving adverse events, in each case with respect to Licensed Products and sufficient to permit each Party and its Affiliates, Third Party Licensees and Sublicensees to comply with its legal obligations with respect thereto. The Pharmacovigilance Agreement shall be promptly updated if required by changes in Applicable Law. Each Party hereby agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, Third Party Licensees and Sublicensees to comply with such obligations.

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(b) Licensee shall maintain an adverse event database for Clinical Trials conducted in the Territory under the Development Plan, at its sole cost and expense. Licensee shall be responsible for reporting to the applicable Regulatory Authorities in the Territory all quality complaints, adverse events and safety data related to Licensed Products for all Clinical Trials conducted in the Territory under the Development Plan, as well as responding to safety issues and to all requests of Regulatory Authorities related to Licensed Products in the Territory. Verastem shall maintain a global adverse event database for the completed Clinical Trials and any future Global Clinical Trials or Verastem New Clinical Trials at Verastem’s cost and expense, except for any costs allocated to Licensee pursuant to Section 4.3.

5.5 Safety and Regulatory Audits.

(a) If a Regulatory Authority desires to conduct an inspection or audit of Licensee, its Affiliates, Sublicensees or Subcontractors (including Clinical Trial sites) relating to the Licensed Compound or the Licensed Products, Licensee shall promptly notify Verastem thereof. Verastem shall have the right, but not the obligation, to be present at any such inspection. Licensee shall permit Regulatory Authorities to conduct inspections or audit of Licensee, its Affiliates, Sublicenses or Subcontractors (including Clinical Trial sites) relating to the Licensed Compound or the Licensed Products, and shall ensure that such Affiliates, Sublicensees and Subcontractors permit such inspections or audit. Licensee will provide Verastem with a written summary in English of any findings of a Regulatory Authority following a regulatory audit within [* * *] days following any such inspection or audit, and will provide Verastem with an unredacted copy of any report issued by such Regulatory Authority following such audit.

(b) If a Regulatory Authority desires to conduct an inspection or audit of Verastem, its Affiliates, Third Party Licensees or Subcontractors  (including Clinical Trial sites) relating to the Licensed Compound or the Licensed Products for the Territory, Verastem shall promptly notify Licensee thereof. Licensee shall have the right to request to be present at any such inspection, and Verastem shall consider Licensee’s request in good faith. Verastem shall permit Regulatory Authorities to conduct inspections or audit of Verastem, its Affiliates, Third Party Licensees or Subcontractors  (including Clinical Trial sites) relating to the Licensed Compound and/or the Licensed Products, and shall ensure that such Affiliates, Third Party Licensees and Subcontractors permit such inspections or audit. Verastem will provide Licensee with a written summary in English of any findings of a Regulatory Authority following a regulatory audit within [* * *] days following any such inspection or audit, and will provide Licensee with an unredacted copy of any report issued by such Regulatory Authority following such audit.

5.6 No Harmful Actions.  Each Party shall not, and shall use Commercially Reasonable Efforts to cause its Affiliates, Sublicensees (with respect to Licensee), Third Party Licensees (with respect to Verastem) or its Subcontractors not to, take any action with respect to a Licensed Product that could reasonably be expected to have an adverse impact upon the other Party’s regulatory status of any Licensed Product.  If a Party believes that the other Party is (or any of its Affiliates, Sublicensees (with respect to Licensee), Third Party Licensees (with respect to Verastem) or its Subcontractors are) taking or intends to take any action with respect to a

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Licensed Product that could have an adverse impact upon other Party’s regulatory status of any Licensed Product, then such Party shall have the right to bring the matter to the attention of the JSC and the Parties shall discuss in good faith a resolution of such concern. Without limiting the foregoing, unless the Parties otherwise agree: (a) Licensee shall not, and shall not permit its Affiliates, Sublicensees or Subcontractors to, communicate with any Regulatory Authority having jurisdiction outside the Territory with respect to any Licensed Product, unless so ordered by such Regulatory Authority, in which case Licensee shall immediately, but in any event within [* * *], notify Verastem of such order; and (b) Licensee shall not, and shall not permit its Affiliates, Sublicensees or Subcontractors to, submit any Regulatory Documents or seek Regulatory Approvals outside the Territory.

5.7 Notice of Regulatory Action.  If any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any activity of Licensee or its Affiliates, Sublicensees or Subcontractors relating to any Licensed Compound or Licensed Product, then Licensee shall notify Verastem of such contact, inspection or notice or action within [* * *] hours after receipt of any such notice or conduct of any such action. Verastem shall have the right to review and comment on any responses to Regulatory Authorities that pertain to a Licensed Compound or Licensed Product and Licensee shall incorporate any reasonable comments received from Verastem. The costs and expenses of any regulatory action in the Territory shall be borne solely by Licensee. Licensee shall, and shall ensure that its Affiliates, Sublicensees and Subcontractors, maintain adequate records to permit the Parties to trace the distribution, sale and use of Licensed Products in the Territory. In addition, each Party shall promptly, but in any event within [* * *], notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from a Third Party, including a Regulatory Authority, that would reasonably be expected to materially adversely affect the Exploitation of the Licensed Compounds or Licensed Products in the Territory.

Article 6 Supply and Commercialization
6.1 Supply.

(a) Supply by Verastem. Subject to Section 2.2, Section 6.1(a), and the terms and conditions of the Supply Agreement, Verastem shall supply to Licensee, and Licensee hereby agrees to purchase from Verastem, any and all requirements of (i) Licensed Compound for Development and (ii) Licensed Product for Development and Commercialization in the Territory during the Term, in each case ((i) and (ii)), limited solely to Licensed Compound in the same bulk drug substance form, and the formulation of Licensed Product, in each case that Verastem or its Affiliates is at the applicable time of such supply, Manufacturing or having Manufactured for Development and Commercialization purposes by Verastem, its Affiliates or Third Party Licensees (as applicable). Subject to the foregoing, Verastem shall supply Licensed Compound or Licensed Product [* * *], at a transfer price equal to Verastem’s Fully Burdened Manufacturing Costs plus a fixed handling amount of [* * *]. Within [* * *] months] following the Effective Date, the Parties will execute a separate supply agreement containing supply and quality terms and

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conditions consistent with the principles set forth on Exhibit H hereto (Supply Agreement Key Terms) and typical for such agreements (the “Supply Agreement”). Verastem shall invoice Licensee for the Licensed Compound and Licensed Product upon delivery and Licensee shall pay the amount invoiced within [* * *] Business Days after its receipt of the invoice.

(b) Responsibilities of each Party.  Within [* * *] months following the Effective Date, the Parties shall enter into a separate quality agreement that describes the responsibilities of each Party in the area of technical cooperation and quality assurance with respect to the supply of the Licensed Product in the Territory and containing terms and conditions consistent with the principles set forth on Exhibit H hereto and typical for such agreements (the “Quality Agreement”).

(c) Technology Transfer and Cooperation.  In the event of a Supply Failure (as such term is defined in the Supply Agreement), Verastem shall, and shall cause its Affiliate(s) or Subcontractor(s) to, as applicable, provide Licensee with reasonable support and cooperation, at Verastem’s expense, to complete a technology transfer of the Verastem Know-How related to the Manufacture of the Licensed Product to Licensee or its designee in accordance with a technology transfer plan to be agreed upon by the Parties.

6.2 Commercialization Diligence.   Licensee shall be responsible for, and shall use Commercially Reasonable Efforts to Commercialize each Licensed Product in the Field in the Territory, including the timely performance of all activities set forth in the Commercialization Plan for such Licensed Product, at its sole cost and expense.

6.3 Commercialization Plan.  The Commercialization activities with respect to a Licensed Product shall be set forth in a written plan that contains, in reasonable detail, the major Commercialization activities, including revenue targets and unit forecasts, planned for such Licensed Product in the Territory and the timelines for achieving such activities (the “Commercialization Plan”). Licensee shall deliver an initial draft of the Commercialization Plan to Verastem for Verastem’s review no later than [* * *] months prior to the anticipated date of the First Commercial Sale of Licensed Product in the Territory. Verastem shall have the right to review and comment on such Commercialization Plan and Licensee shall incorporate any reasonable comments received from Verastem prior to finalizing such Commercialization Plan. Thereafter, from time to time, but at least every [* * *] months, Licensee shall propose updates or amendments to the Commercialization Plan in consultation with Verastem to reflect changes in such plans, including those in response to changes in the marketplace, relative commercial success of such Licensed Product, and other relevant factors that may influence such plan and activities. Licensee shall submit a draft of updated or amended Commercialization Plan to Verastem for review and comment during Verastem’s brand planning process in the [* * *] of each Calendar Year (and at such other times during the Calendar Year as the Parties may agree), and Licensee shall incorporate any reasonable comments received from Verastem into such update or amendment.

6.4 Commercialization Reports. For each Calendar Year following the first Regulatory Approval for any Licensed Product in the Territory, Licensee shall provide to Verastem

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annually within [* * *] days after the end of such Calendar Year a written report that summarizes the Commercialization activities on a Licensed Product-by-Licensed Product basis performed by or on behalf of Licensee, its Affiliates and Sublicensees in the Territory during such Calendar Year. Such report shall contain sufficient detail to enable Verastem to assess Licensee’s compliance with its Commercialization obligations in Section 6.2.  [* * *]. Licensee shall provide updates to any such report at each meeting of the JSC, JPT and any Working Group established by the JSC to oversee Commercialization-related activities under this Agreement.

6.5 Commercial Forecast. Within [* * *] Business Days after the First Commercial Sale of  a Licensed Product by Licensee or any of its Affiliates or Sublicensees, and on a [* * *] basis thereafter, Licensee shall provide to Verastem a forward-looking, non-binding forecast, for the then-current Calendar Year (or, with respect to the first such forecast, the remainder of the current Calendar Year), of anticipated annual Net Sales of Licensed Products in the Territory; provided,  however, that if the First Commercial Sale of the Licensed Product by Licensee or any of its Affiliates or Sublicensees occurs [* * *], the first such forecast shall cover the remainder of the current Calendar Year (if applicable) and the next Calendar Year, and no forecast shall be due by [* * *] in such next Calendar Year.

6.6 Coordination of Commercialization Activities.

(a) The Parties recognize that they may benefit from the coordination of certain activities in support of the Commercialization of Licensed Products in and outside the Territory in furtherance of the Global Strategy. As such, the Parties shall coordinate such activities where appropriate, which may include scientific and medical communication and Licensed Product positioning.

(b) Licensee shall keep Verastem informed on the status of any application for pricing or reimbursement approval for Licensed Products in the Territory, including any discussion with Regulatory Authorities with respect thereto, and shall notify Verastem within [* * *] Business Days of any such status update or discussion. Each Party shall have the right to determine the price of Licensed Products sold in its territory and neither Party shall have the right to direct, control or approve the pricing of Licensed Products in the other Party’s territory.

6.7 Diversion.  Each Party covenants and agrees that it shall not, and shall ensure that its Affiliates, Third Party Licensees (with respect to Verastem) and Sublicensees (with respect to Licensee)  shall not, either directly or indirectly, promote, market, distribute, import, sell or have sold any Licensed Products, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like in the other Party’s territory; provided that each Party shall have the right to attend conferences and meetings of congresses in the other Party’s territory and to promote and market, for their respective territory, Licensed Products to Third Party attendees at such conferences and meetings, subject to this Section 6.7. Neither Party shall engage, nor permit its Affiliates, Third Party Licensees (with respect to Verastem) or Sublicensees (with respect to Licensee) to engage, in any advertising or promotional activities relating to any Licensed Products for use directed primarily to customers or other buyers or users of Licensed Products

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located in any country, jurisdiction or region in the other Party’s territory, or solicit orders from any prospective purchaser located in any country, jurisdiction or region in the other Party’s territory. If a Party, its Affiliates, Third Party Licensees (with respect to Verastem) or Sublicensees (with respect to Licensee) receive any order for Licensed Products for use from a prospective purchaser located in a country, jurisdiction or region in the other Party’s territory, then such Party shall immediately, but in any event within [* * *] hours, refer that order to such other Party and shall not accept any such orders. Neither Party shall, nor permit its Affiliates, Third Party Licensees (with respect to Verastem) or Sublicensees (with respect to Licensee) to, deliver or tender (or cause to be delivered or tendered) any Licensed Products for use in the other Party’s territory.

Article 7 PAYMENTS

7.1 Upfront Payment.    Licensee shall pay to Verastem a one-time, non-refundable, non-creditable upfront payment of Ten Million Dollars ($10,000,000) within [* * *] Business Days after receipt of the invoice therefor, which invoice shall be issued by Verastem on or following the Effective Date.

7.2 Development Milestone Payments.  Licensee shall pay to Verastem the non-refundable, non-creditable milestone payments as set forth in this Section 7.2.  Licensee shall notify Verastem in writing of the achievement by or on behalf of Licensee, its Affiliates or Sublicensees of  any and each milestone event set forth  in the table below promptly following the occurrence thereof, but in no event later than [* * *] Business Days following the occurrence thereof.  Verastem shall issue an invoice to Licensee for the amount of the milestone payment corresponding to such achieved milestone event, and Licensee shall pay to Verastem such invoiced amount within [* * *] Business Days after receipt of the invoice therefor from Verastem.

Development Milestone Event	Milestone Payment
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

[* * *]

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Each milestone payment set forth above shall be payable only once for the Licensed Products. If any milestone event occurs for the Licensed Products for the [* * *] without one or more of the prior milestone events for the [* * *] occurring for Licensed Products, then Licensee shall make the milestone payment(s) for all such prior, unpaid milestone events for the [* * *] at the same time it is required to pay Verastem for the milestone event that has occurred.

7.3 Sales Milestone Payments. Subject to the terms and conditions of this Agreement, Licensee shall pay to Verastem the following non-refundable, non-creditable one-time sales milestone payments (each, a “Sales Milestone Payment”) following [* * *] (each a “Sales Milestone Event”). Licensee shall notify Verastem in writing of the achievement of each Sales Milestone Event within [* * *] Business Days following the end of the Calendar Year in which such Sales Milestone Event is achieved, and Verastem shall promptly issue an invoice to Licensee for the amount of the corresponding Sales Milestone Payment. Licensee shall pay to Verastem such invoiced amount within [* * *] Business Days after receipt of the invoice thereof from Verastem.

Sales Milestone Threshold	Milestone Payment
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]
[* * *]	[* * *]

Each Sales Milestone Payment will be payable only one-time and only upon the first achievement of the applicable Sales Milestone Event in the Territory, and no amounts would be due for subsequent or repeated achievements.  If a Sales Milestone Event is achieved prior to the achievement of the preceding Sales Milestone Event set forth in the relevant chart (i.e., if a lower-listed Sales Milestone Event is achieved before a Sales Milestone Event that is listed higher up in the relevant chart), then upon achievement of the relevant Sales Milestone Event, payments for all preceding Sales Milestone Events set forth in the relevant chart shall become due and payable.

7.4 Royalty Payments to Verastem.

(a) Royalty Payments and Rates.  Licensee shall, on a Licensed Product-by-Licensed Product basis during the applicable Royalty Term, make non-refundable, non-creditable royalty payments to Verastem [* * *].

(b) Royalty Termination Date.  Following expiration of the Royalty Term for a given Licensed Product in the Territory (i) no further royalties shall be payable in respect of sales of such Licensed Product in the Territory and (ii) the License granted to Licensee hereunder with respect to such Licensed Product in the Territory shall automatically become fully paid-up,

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perpetual, irrevocable and royalty-free, in each case only to the extent that (A) the License with respect to such Licensed Product in the Territory has not been terminated prior to expiration of the applicable Royalty Term and (B) Licensee has paid Verastem all royalties payable with respect to such Licensed Product in the Territory throughout the applicable Royalty Term.

(c) Royalty Reductions

(i) Third Party Payments.  If Licensee (i) reasonably determines in good faith that it is required to obtain a license from a Third Party to any intellectual property right that, in the absence of such license, would be infringed by the Commercialization in the Territory of the Licensed Product, which intellectual property right (A) is not licensed or sublicensed hereunder, (B) claims the composition of matter of the Licensed Compound or Licensed Product, or the method of use of such composition of matter in the Field, and (C) is necessary (and not just useful) to Commercialize the Licensed Product (the relevant “Infringed Patent Right”), or (ii) shall be subject to a final court or other binding order or ruling that such Commercialization of the Licensed Product infringed an Infringed Patent Right requiring any payments, including a payment of a royalty to the applicable Third Party intellectual property right holder in respect of future sales of the Licensed Product in the Territory, then the amount of Licensee’s royalty payments to Verastem under Section 7.4(a) shall be reduced by [* * *] of the amount paid by Licensee to such Third Party with respect to such Infringed Patent Right in each applicable [* * *] that is reasonably and appropriately allocable to the Licensed Product in the Territory in each [* * *], subject to Section 7.4(c)(iii).  The royalty reductions set forth in this Section 7.4(c)(i) shall not apply to any amounts payable by Licensee under Section 2.10.

(ii) Generic Entry. If, in the Territory during the Royalty Term for a Licensed Product, the sales of all Generic Products in a [* * *] exceed (i) [* * *], then the amount of Licensee’s royalty payments to Verastem under Section 7.4(a) with respect to such [* * *] shall be reduced to [* * *], and (ii) [* * *], then the amount of Licensee’s royalty payments to Verastem under Section 7.4(a) with respect to such [* * *] shall be reduced to [* * *].

(iii) Cumulative Deductions. With respect to a Licensed Product in the Territory, in no event shall a deduction or deductions under Section 7.4(c)(i) and Section 7.4(c)(ii) reduce the royalty payment made by Licensee in respect of Net Sales of such Licensed Product in the Territory in any [* * *] by more than [* * *] of the royalties otherwise payable by Licensee to Verastem under Section 7.4(a) with respect to such Licensed Product.

(d) Payments to Third Parties. Each Party shall be solely responsible for making all payments owed by it to Third Parties, including, with respect to Verastem, the Upstream Licensors (in accordance with the terms of the Upstream License Agreements), and neither Party shall have any obligation to make any such payments on behalf of the other Party.

(e) Royalty Reports and Payments.   Within [* * *], commencing with [* * *], Licensee shall provide Verastem with a report that contains the following information for the applicable [* * *], on a Licensed Product-by-Licensed Product basis: (i) gross sales and Net Sales

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(including reasonable detail for deductions from gross sales to Net Sales) on Licensed Product-by-Licensed Product basis, and (ii) the royalties payable under this Section 7.4 (including reasonable detail for any deductions to such royalties taken pursuant to Section 7.4(c)) for such [* * *].  Concurrent with the delivery of the applicable [* * *] report, Licensee shall, but in no event later than [* * *] Business Days following [* * *], pay in Dollars all royalties due to Verastem with respect to Net Sales by Licensee, its Affiliates and their respective Sublicensees for such [* * *].

(f) Payment Method, Currency, and Exchange Rate.  All payments to be made by Licensee to Verastem under this Agreement shall be made in Dollars by electronic funds transfer in immediately available funds to a bank account designated in writing by Verastem. For the purposes of calculating any sums due under this Agreement, Licensee shall convert any amount expressed in a foreign currency into Dollar equivalents, calculated using the applicable currency conversion rate as published in [* * *], (a) for sales, on [* * *] in which the relevant sales were made or (b) for calculations of all other payments payable under this Agreement, [* * *].  In the event that the “applicable currency conversion rate” set forth in [* * *, is discontinued or no longer available, then the Parties shall mutually agree upon an alternate currency conversion index to be used for purposes of this Section 7.4.

7.5 Late Payments.  Without limiting any other rights or remedies available to Verastem hereunder, interest shall be payable by Licensee on any amounts payable to Verastem under this Agreement which are not paid by the due date for payment.  All interest shall accrue and be calculated on a daily basis (both before and after any judgment) at a rate per annum equal to [* * *] percentage points above the then current “prime rate” in effect published in [* * *] (but in no event in excess of the maximum rate permissible under applicable Law), for the period from the due date for payment until the date of actual payment. In the event that the “prime rate” set forth in [* * *], is discontinued or no longer available, then the Parties shall mutually agree upon an alternate prime rate index to be used for purposes of this Section 7.5.

7.6 Financial Records and Audits.

(a) Licensee shall maintain, and shall cause its Affiliates and Sublicensees to maintain, complete and accurate records in sufficient detail to permit Verastem to confirm the accuracy of the amount of royalty payments and other amounts payable under this Agreement, in accordance with Japanese GAAP or International Financial Reporting Standards, consistently applied. Upon reasonable prior notice, such records shall be open during regular business hours for a period of [* * *] years from the creation of individual records for examination by an independent certified public accountant selected by Verastem and reasonably acceptable to Licensee for the purpose of verifying for Verastem the accuracy of the financial reports furnished by Licensee pursuant to this Agreement or of any payments made, or required to be made by Licensee, pursuant to this Agreement. Such audits shall not occur more often than [* * *]. Such accountant shall execute a suitable confidentiality agreement reasonably acceptable to Licensee prior to conducting such audit, and shall not disclose Licensee’s Confidential Information to Verastem, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Licensee or the amount of payments by Licensee under this Agreement.

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Licensee will pay any amounts shown to be owed to Verastem but unpaid within [* * *] days after the accountant’s report, plus interest (as set forth in Section 7.5) from the original due date. Verastem shall bear the full cost of such audit unless such audit reveals an underpayment by Licensee of more than [* * *] of the amount actually due for the time period being audited, in which case Licensee shall [* * *].

(b) Upstream Licensor Audit Right. For the purpose of verifying amounts payable by Verastem under the Upstream License Agreements, Infinity shall have the right, no more than [* * *], at Infinity’s expense (except as set forth below), to retain an independent certified public accountant selected by Infinity, to review the records set forth in Section 7.6 above in the location(s) where such records are maintained by Licensee upon reasonable notice and during regular business hours.  Such representatives shall execute a suitable confidentiality agreement reasonably acceptable to Licensee prior to conducting such audit. Such representatives shall disclose to each of Infinity, Verastem and Licensee only their conclusions regarding the accuracy of payments hereunder and of records related thereto.  The right to audit any records underlying any royalty report shall extend for [* * *] years from the end of the Calendar Year in which a royalty report was delivered.

7.7 Taxes.

(a)  Responsibility. Any taxes imposed on Licensee or with respect to Licensee’s business operations or activities hereunder, including any VAT, consumption, transfer, sales, use or other such taxes relating to the transactions contemplated herein, shall be borne by Licensee (excluding national, state or local taxes based on income to Verastem), and Licensee shall timely pay, and indemnify and hold harmless, Verastem from and against all such taxes, including any penalties or interest associated therewith.

(b) Withholding Tax.  The Parties hereby acknowledge and agree that (i) under the Applicable Laws as of the Effective Date no withholding or similar Taxes will be imposed or levied on account of any payment made under this Agreement, and (ii) to the extent that there is a change in Applicable Law at any time during the Term such that withholding or other additional potential Taxes may be imposed or levied on account of the payment of any amounts owed under this Agreement, then the Parties shall use Commercially Reasonable Efforts to mitigate the amount of such Taxes that would be required to be withheld or paid, or to mitigate the effect of such change in Applicable Law.  Notwithstanding the foregoing, if Licensee is so required by Applicable Law to deduct and withhold Taxes from a payment due and payable to Verastem hereunder, Licensee shall: (a) promptly notify Verastem of such requirement; (b) make such required deduction and withholding from the corresponding payment; (c) pay to the relevant Governmental Authority (e.g., the applicable taxing authority) the full amount required to be so deducted and withheld; and (d) promptly forward to Verastem an official receipt (or certified copy) or other documentation reasonably acceptable to Verastem evidencing such payment to such Governmental Authority(ies). [* * *].

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(c) Cooperation.  The Parties acknowledge and agree that it is mutual objective and intent to minimize, to the extent feasible under the Applicable Laws, any Taxes payable in connection with this Agreement, and shall reasonably cooperate each other in good faith in accordance with Applicable Laws to minimize any Taxes in connection with this Agreement.

Article 8 CONFIDENTIALITY; PUBLICATION
8.1 Duty of Confidence. Subject to the other provisions of this Article 8:

(a) Except to the extent expressly authorized by this Agreement, all Confidential Information of a Party (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded, and not published or otherwise disclosed, by the other Party (the “Receiving Party”) and its Affiliates for the Term and [* * *] years thereafter;

(b) the Receiving Party may only use any Confidential Information of the Disclosing Party for the purposes of performing its obligations or exercising its rights under this Agreement; and

(c) a Receiving Party may disclose Confidential Information of the Disclosing Party to: (i) such Receiving Party’s Affiliates, Third Party Licensees (with respect to Verastem)  or Sublicensees (with respect to Licensee); and (ii) employees, directors, agents, contractors, consultants and advisors of the Receiving Party and its Affiliates, Third Party Licensees (with respect to Verastem) or Sublicensees (with respect to Licensee), in each case to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound by legally enforceable obligations to maintain the confidentiality of the Disclosing Party’s Confidential Information in a manner consistent with the confidentiality provisions of this Agreement; and provided further that each Party shall remain responsible for any failure by its Affiliates, Third Party Licensees (with respect to Verastem) or Sublicensees (with respect to Licensee), and its and its Affiliates’, Third Party Licensees’ (with respect to Verastem)  or Sublicensees’ (with respect to Licensee) respective employees, directors, agents, consultants, advisors, and contractors, to treat such Confidential Information as required under this Section 8.1 as if such Affiliates, Third Party Licensees (with respect to Verastem) or Sublicensees (with respect to Licensee) employees, directors, agents, consultants, advisors and contractors were Parties directly bound to the requirements of this Section 8.1.

8.2 Exemptions.  Information of a Disclosing Party will not be deemed to be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information:

(a) is known by the Receiving Party or any of its Affiliates without an obligation of confidentiality at the time of its receipt from the Disclosing Party, and not through a prior disclosure by or on behalf of the Disclosing Party, as documented by the Receiving Party’s business records;

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(b) is generally available to the public before its receipt from the Disclosing Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party (or any Person to whom the Receiving Party disclosed such Confidential Information) in breach of this Agreement;

(d) is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or

(e) is developed by the Receiving Party or any of its Affiliates independently and without use of or reference to any Confidential Information received from the Disclosing Party, as documented by the Receiving Party’s business records.

No combination of features or disclosures shall be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party, unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party.

8.3 Authorized Disclosures.  Notwithstanding the obligations set forth in Sections 8.1 and 8.4, a Party may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent such disclosure is reasonably necessary in the following situations:

(a) (i) regulatory filings and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Development and Commercialization (and, subject to Section 2.2(b), Manufacturing) of the Licensed Compound or Licensed Product; or (ii) subject to Section 8.6, complying with Applicable Laws, including regulations promulgated by securities exchanges;

(b) disclosure of this Agreement, its terms and the status and results of Development or Commercialization activities to actual or bona fide potential investors, acquirors, (sub)licensees, lenders and other financial or commercial partners solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, (sub)license, debt transaction or collaboration; provided that in each such case on the condition that such Persons are bound by written, binding obligations of confidentiality and non-use  consistent with this Agreement;

(c) such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly notify the other Party in writing of such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall

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remain otherwise subject to the confidentiality and non-use provisions of this Article 8, and the Party disclosing Confidential Information pursuant to Applicable Laws or court order shall (i) take all steps reasonably necessary, including seeking of confidential treatment or a protective order, to ensure the continued confidential treatment of such Confidential Information (ii) limit disclosure of such Confidential Information only to that which is required to be disclosed by the applicable Governmental Authority;

(d) such disclosure is by Verastem and is required to comply with its obligations to one or more Upstream Licensors; or
(e) disclosure pursuant to Sections 8.4 and 8.6.

Notwithstanding the foregoing, in the event a Party is required or permitted to make a disclosure of the other Party’s Confidential Information pursuant to Section 8.3(a), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use Commercially Reasonable Efforts to secure confidential treatment of such information. In any event, each Party agrees to take all reasonable action to avoid disclosure of Confidential Information of the other Party hereunder.

Nothing in Sections 8.1 or 8.3 shall limit either Party in any way from disclosing to any Third Party such Party’s U.S. or foreign income tax treatment and the U.S. or foreign income tax structure of the transactions relating to such Party that are based on or derived from this Agreement, as well as all materials of any kind (including opinions or other tax analyses) relating to such tax treatment or tax structure, except to the extent that nondisclosure of such matters is reasonably necessary in order to comply with applicable securities laws.

8.4 Publications.   Verastem shall have the right to publicly present or publish any Clinical Trial data, non-clinical data or any associated results or conclusions generated pursuant to this Agreement (each such presentation or publication, a “Publication”), provided that such presentation or publication shall not include any Confidential Information of Licensee without Licensee’s prior written consent. Licensee shall not have the right to issue any Publication except with the prior written approval of Verastem and in accordance with Verastem's Global Strategy. If Licensee desires to publicly present or publish a Publication in accordance with the foregoing sentence, then Licensee shall provide Verastem (including the Alliance Manager and all Verastem members of the JSC) with a copy of such proposed Publication at least [* * *] days prior to the earlier of its presentation or intended submission for publication, or if Licensee has fewer than [* * *] days before submitting such proposed Publication for the reasons of authors, Licensee shall provide Verastem (including the Alliance Manager and all Verastem members of the JSC) with a copy of such proposed Publication as soon as reasonably practicable. Licensee agrees that it will not submit or present any Publication until Verastem has approved such Publication in writing. Licensee shall incorporate any reasonable written comments received from Verastem, including (i) the deletion of any Confidential Information of Verastem that Verastem identifies for deletion in Verastem’s written comments, and (ii) the deletion of any Clinical Trial data, results, conclusions or other related information which Verastem determines, in its sole discretion, to

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conflict with Verastem’s Global Strategy with respect to the Licensed Product. If permitted to publish or present any Publication pursuant to this Section 8.4 Licensee shall provide Verastem a copy of the Publication at the time of the submission for publication or presentation. Licensee agrees to acknowledge the contributions of Verastem, and the employees of Verastem, in all Publications as scientifically appropriate. Licensee shall require its Affiliates, Sublicensees and Subcontractors to comply with the obligations of this Section 8.4 as if they were Licensee, and shall be liable for their non-compliance.

8.5 Publication and Listing of Clinical Trials.   Each Party agrees to comply, with respect to the listing of Clinical Trials or the publication of Clinical Trial results with respect to Licensed Products and to the extent applicable to its activities conducted under this Agreement, with (a) the Pharmaceutical Research and Manufacturers of America (PhRMA) Guidelines on the listing of Clinical Trials and the Publication of Clinical Trial results, and (b) any Applicable Law or applicable court order, stipulations, consent agreements and settlements entered into by such Party; provided that any listings or publications made pursuant to this Section 8.5 shall be considered a Publication hereunder and shall be subject to Section 8.4.

8.6 Publicity; Use of Names.

(a) The Parties agree that the terms and conditions of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in Section 8.3 and this Section 8.6. The Parties have agreed on a press release announcing this Agreement, which is attached hereto as Exhibit C, to be issued by the Parties on such date and time as may be agreed by the Parties. No other disclosure of the existence or the terms of this Agreement may be made by either Party or its Affiliates except as provided in Section 8.3 and this Section 8.6. Licensee shall not use the name, trademark, trade name or logo of Verastem, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 8.6 or with the prior express written permission of Verastem, except as may be required by Applicable Laws. Licensee shall use Verastem’s corporate name in all publicity relating to this Agreement, including the initial press release and all subsequent press releases, and accompanied explanatory text such as “Licensed from Verastem, Inc.”; provided that Licensee will use Verastem’s corporate name only in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate or trade names of Verastem shall not be impaired, in a manner consistent with best practices used by Licensee with respect to its other collaborators, and in a manner consistent with Verastem’s brand usage policies. Additionally, Verastem shall not use the name, trademark, trade name or logo of Licensee, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, except as provided in this Section 8.6 or with the prior express written permission of Licensee, except as may be required by Applicable Laws. Verastem shall use Licensee’s corporate name in all publicity relating to this Agreement, including the initial press release and all subsequent press releases, and accompanied explanatory text such as “Licensed  to Yakult Honsha Co., Ltd.”; provided that Verastem will use License’s corporate name only in such manner that the distinctiveness, reputation, and validity of

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any trademarks and corporate or trade names of Licensee shall not be impaired, in a manner consistent with best practices used by Verastem with respect to its other collaborators, and in a manner consistent with Licensee’s brand usage policies.

(b) Notwithstanding any provision of this Agreement to the contrary, Verastem has the right to publicly disclose (i) the achievement of milestones under this Agreement; (ii) the amount of related milestone payments if and to the extent required by Applicable Laws (including the rules and regulations promulgated by any applicable securities  exchange, the U.S. Securities and Exchange Commission, or any foreign counterparts thereto); and (iii) the commencement, completion, material data and key results of Clinical Trials conducted by Verastem under this Agreement. After a Publication has been made available to the public, each Party may post such Publication or a link to it on its corporate web site without the prior written consent of the other Party.

(c) A Party may disclose this Agreement in securities filings with the Securities and Exchange Commission (the “SEC”) or equivalent foreign agency to the extent required by Applicable Laws. In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no more than [* * *] Business Days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by Applicable Laws. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such [* * *] Business-Day period.

(d) Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with Governmental Authorities) of certain terms of or material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Laws, provided that the Party seeking such disclosure (i) receives advice from counsel that it is legally required to make such public disclosure and (ii) if practicable and permitted by Applicable Laws, first provides the other Party a copy of the proposed disclosure, and reasonably considers any comments thereto provided by the other Party within [* * *] Business Days after the receipt of such proposed disclosure.

(e) Other than the press release set forth in Exhibit C and the public disclosures permitted by Section 8.6(b), the Parties agree that the portions of any other news release or other public announcement relating to this Agreement or the performance hereunder that would disclose information other than that already in the public domain, shall first be reviewed and approved by both Parties (with such approval not to be unreasonably withheld or delayed), except as required by Applicable Laws.

(f) The Parties agree that after a disclosure pursuant to Section 8.6(d) or issuance of a press release (including the initial press release) or other public announcement pursuant to Section 8.6(a) or Section 8.6(b) that has been reviewed and approved by the other

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Party, the disclosing Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval.

(g) Each Party shall have the right to use the other Party’s name and logo in presentations, its website, collateral materials and corporate overviews to describe the collaboration relationship, as well as in taglines of press releases issued pursuant to this Section 8.6;  provided that each Party will use the other Party’s corporate name only in such manner that the distinctiveness, reputation, and validity of any trademarks and corporate or trade names of the other Party shall not be impaired,  in a manner consistent with best practices used by the Party for its other collaborators, and in a manner consistent with the other Party’s brand usage policies.

Article 9 REPRESENTATIONS, WARRANTIES, AND COVENANTS
9.1 Representations, Warranties of Each Party. Each Party represents and warrants to the other Party as of the Effective Date that:
(a) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;

(b) this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Laws or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and

(c) there are no legal claims, judgments or settlements against or owed by it or any of its Affiliates, or pending or, to its present knowledge, threatened, legal claims or litigation, in each case, relating to antitrust, anti-competition, anti-bribery or corruption violations.

9.2 Representations and Warranties of Verastem. Verastem represents and warrants to Licensee that as of the Effective Date:

(a) subject to Section 2.5, it has the right under the Verastem IP to grant the License to Licensee, and it has not granted any license or other right under the Verastem IP that is inconsistent with the License;

(b) it has not received any written notice from any Third Party asserting or alleging that the Development of the Licensed Compound or Licensed Product prior to the Effective Date infringed or misappropriated the intellectual property rights of such Third Party;

(c) there is no pending or, to Verastem’s knowledge, no threatened (in writing), adverse actions, suits or proceedings against Verastem involving the Verastem IP or the Licensed Compound or Licensed Product; and

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(d) to Verastem’s knowledge, there are no material safety issues with respect to the Licensed Compound or Licensed Product in the Field.
9.3 [* * *].
9.4 Representations and Warranties of Licensee. Licensee represents and warrants to Verastem that as of the Effective Date:
(a) Licensee and its Affiliates are not, and has not been, debarred or disqualified by any Regulatory Authority;

(b) Licensee has sufficient financial wherewithal to (i) perform all of its obligations pursuant to this Agreement, and (ii) meet all of its obligations that come due in the ordinary course of business;

(c) Licensee has, or can readily obtain, sufficient technical, clinical, and regulatory expertise to perform all of its obligations pursuant to this Agreement, including its obligations relating to the Exploitation of Licensed Products in the Field in the Territory; and

(d) Licensee has, and has caused its Affiliates to have, implemented and maintained inventor reward and remuneration policies or agreements compliant with Applicable Law sufficient to supersede any inventor claim that such inventor is entitled to any reward or remuneration (outside of the reward or remuneration set in such policies or agreement) for any Inventions made solely by Licensee.

9.5 Covenant of Verastem. Verastem covenants to Licensee that:

(a) in the course of performing its obligations and exercising its rights under this Agreement, Verastem shall comply with all Applicable Laws, including, as applicable, cGMP, GCP and GLP standards, and shall not knowingly employ or engage any Person who has been debarred by any Regulatory Authority, or, to Verastem’s knowledge, is the subject of debarment proceedings by a Regulatory Authority;

(b) Verastem will conduct the Global Clinical Trial in the Territory in strict adherence with the study design set forth in the protocol for such Global Clinical Trial; and

(c) Verastem will only engage Clinical Trial sites that conduct all Clinical Trials in compliance with all Applicable Laws in the relevant jurisdiction, including GCP and the ICH Guidelines as applicable.

9.6 Covenants of Licensee. Licensee covenants to Verastem that:

(a) in the course of performing its obligations and exercising its rights under this Agreement, Licensee shall comply with all Applicable Laws, including, as applicable, cGMP, GCP, and GLP standards, and shall not knowingly employ or engage any Person who has been

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debarred by any Regulatory Authority, or, to Licensee’s knowledge, is the subject of debarment proceedings by a Regulatory Authority;

(b) Licensee will conduct its Clinical Trials under the Development Plan in strict adherence with the study design set forth in the protocol for such Clinical Trial, as may be amended from time to time, and will comply with the statistical analysis plan implemented in connection therewith; and

(c) Licensee will only engage Clinical Trial sites that conduct all Clinical Trials in compliance with Applicable Laws in the relevant jurisdiction, including GCP and the ICH Guidelines as applicable.
9.7 Compliance with Anti-Corruption Laws.
(a) Notwithstanding anything to the contrary in this Agreement, Licensee agrees that:

(i) it shall not, in the performance of this Agreement, perform any actions, or permit its Affiliates, Sublicensees or Subcontractors to perform any actions, that are prohibited by local and other anti-corruption laws (including the provisions of the United States Foreign Corrupt Practices Act, collectively “Anti-Corruption Laws”) that may be applicable to one or both Parties;

(ii) it shall not, in the performance of this Agreement, directly or indirectly, make any payment, or offer or transfer anything of value, or agree or promise to make any payment or offer or transfer anything of value, to a government official or government employee, to any political party or any candidate for political office or to any other Third Party with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws;

(b) Licensee represents and warrants that, to its knowledge, neither Licensee nor any of its Affiliates, or its or their respective directors, officers, employees, distributors, agents, representatives, sales intermediaries or other Third Parties (including any Subcontractors) acting on behalf of Licensee or any of its Affiliates:

(i) has taken any action in violation of any applicable Anti-Corruption Laws; or

(ii) has corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Public Official (as defined in Section 9.7(d)), for the purposes of:

(1) influencing any act or decision of any Public Official in his or her official capacity;

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(2) inducing such Public Official to do or omit to do any act in violation of his or her lawful duty;
(3) securing any improper advantage; or

(4) inducing such Public Official to use his or her influence with a government, Governmental Authority, or commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary, laboratory or medical facilities) in obtaining or retaining any business whatsoever.

(c) Licensee further represents and warrants that, as of the Effective Date, none of the officers, directors or employees of Licensee or of any of its Affiliates or agents acting on behalf of Licensee or any of its Affiliates, in each case that are employed or reside outside the United States, is a Public Official.

(d) For purposes of this Section 9.7, “Public Official” means (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary, laboratory or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; and (iv) any person acting in an official capacity for any government or Governmental Authority, enterprise or organization identified above.

9.8 NO OTHER WARRANTIES.  EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 9, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF VERASTEM OR LICENSEE; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE EXPRESSLY EXCLUDED (INCLUDING TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, ANY WARRANTY THAT THE VERASTEM IP, LICENSED COMPOUND OR ANY LICENSE PRODUCT IS COMPLETE OR CAPABLE OF ACHIEVING A SPECIFIED GOAL OR VERASTEM OBLIGATION TO BE RESPONSIBLE FOR ANY INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS), INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

Article 10 INDEMNIFICATION

10.1 By Licensee.  Licensee shall indemnify and hold harmless Verastem, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Verastem Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including

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reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) to the extent arising from (a) the Exploitation of the Licensed Compound or Licensed Products by or on behalf of Licensee or any of its Affiliates, Sublicensees or Subcontractors, including product liability claims (other than product liability claims resulting from Verastem’s breach of its obligations under the Supply Agreement), (b) the gross negligence or willful misconduct of Licensee or its Affiliates, Sublicensees or Subcontractors, (c) Licensee’s breach of any of its representations or warranties made in or pursuant to this Agreement or any Licensee covenants or obligations set forth in or entered into pursuant to this Agreement, or (d) failure of Licensee or its Affiliates, Sublicensees or Subcontractors to abide by any Applicable Laws, in each case of clauses (a) through (d) above, except to the extent such Losses arise out of a Verastem Indemnitee’s gross negligence or willful misconduct or material failure to abide by any Applicable Laws.

10.2 By Verastem.  Verastem shall indemnify and hold harmless Licensee, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Licensee Indemnitee(s)”) from and against all Losses to the extent arising from (a) the Exploitation of the Licensed Compound or Licensed Products by or on behalf of Verastem or any of its Affiliates, Third Party Licensees or Subcontractors (other than the Manufacture or Commercialization of Licensed Compound or Licensed Products supplied to Licensee or its designees under the Supply Agreement), (b) the gross negligence or willful misconduct of Verastem or its Affiliates, Third Party Licensees or Subcontractors, (c) Verastem’s breach of any of its representations or warranties made in or pursuant to this Agreement or any Verastem covenants or obligations set forth in or entered into pursuant to this Agreement, or (d) failure of Verastem or its Affiliates, Third Party Licensees or Subcontractors to abide by any Applicable Laws, in each case of clauses (a) through (d) above, except to the extent such Losses arise out of any of a Licensee Indemnitee’s gross negligence or willful misconduct or material failure to abide by any Applicable Laws.

10.3 Indemnification Procedure.  If either Party is seeking indemnification under Sections 10.1 or 10.2 (the “Indemnified Party”), it shall inform in writing the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section within [* * *] Business Days after receiving written notice of the claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure or delay to give notice). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If the Parties cannot agree as to the application of Sections 10.1 or 10.2 as to any claim, pending

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resolution of the dispute pursuant to Article 13, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Sections 10.1 or 10.2 upon resolution of the underlying claim.

10.4 Mitigation of Loss.  Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Article 10. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

10.5 Limitation of Liability.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER [* * *].

10.6 Insurance.  Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder [* * *]. Licensee shall provide Verastem with evidence of such insurance upon request and shall provide Verastem with written notice at least [* * *] days prior to the cancellation, non-renewal or material changes in such insurance. Such insurance shall not be construed to create a limit of Each Party’s liability with respect to its indemnification obligations under this Article 10.

Article 11 INTELLECTUAL PROPERTY
11.1 Ownership.

(a) Verastem. As between the Parties, Verastem shall retain ownership of (i) all Verastem IP, (ii) all Inventions made solely by employees or representatives of Verastem, and (iii) all Inventions made jointly by the employees or representatives of both Parties. Further, Verastem shall retain ownership of all Inventions generated in connection with any Global Clinical Trial. For clarity, all Inventions under the foregoing subsections (ii) and (iii) of this Section 11.1(a) are part of the Verastem IP and licensed to Licensee in the Field in the Territory under Section 2.1.

(b) Licensee. As between the Parties, Licensee shall retain ownership of (i) all Licensee IP, and (ii) all Inventions made solely by the employees or representatives of Licensee. For clarity, all Inventions under the foregoing subsection (ii) of this Section 11.1(b) are part of the Licensee IP and licensed to Verastem in the Field outside of the Territory under Section 2.8.

(c) Assignment. Licensee shall and hereby does assign to Verastem all right, title and interest in and to any Inventions developed jointly by the Parties pursuant to Section

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11.1(a)(iii) above. Licensee shall take (and cause its Affiliates, Sublicensees, and Subcontractors, including their respective employees, agents, and contractors to take) such further actions reasonably requested by Verastem to evidence such assignment and to assist Verastem in obtaining patent and other intellectual property rights protection for such Inventions. Licensee shall obligate its Affiliates, Sublicensees and Subcontractors to assign all such jointly-invented Inventions to Licensee (or directly to Verastem) so that Licensee can comply with its obligations under this Section 11.1(c), and Licensee shall promptly obtain such assignment.

11.2 Patent Prosecution.
(a) Verastem Patents.

(i) As between the Parties, Verastem shall have the right to control the Patent Prosecution of all Verastem Patents (including Patent Rights within the Inventions that are solely owned by Verastem pursuant to Section 11.1(a)) in the Territory, [* * *].   Verastem shall have the sole right to control the Patent Prosecution of all of Verastem’s patents outside the Territory, at Verastem’s own cost and expense.

(ii) Verastem shall consult with Licensee and keep Licensee reasonably informed of the Patent Prosecution of the Verastem Patents in the Territory and shall provide Licensee with copies of all material correspondence received from any patent authority in the Territory in connection therewith. In addition, Verastem shall provide Licensee with drafts of all proposed material filings and correspondence to any patent authority in the Territory in connection with the Patent Prosecution of the Verastem Patents for Licensee’s review and comment prior to the submission of such proposed filings and correspondence.

(iii) [* * *].
(b) Licensee Patents. As between the Parties, Licensee shall have the sole right to control the Patent Prosecution of all Licensee Patents throughout the world, at Licensee’s own cost and expense.

(c) Cooperation.  Each Party shall provide the other Party all reasonable assistance and cooperation in the Patent Prosecution efforts under this Section 11.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.

11.3 Patent Enforcement.

(a) Notice.  Each Party shall notify the other within [* * *] Business Days of becoming aware of any alleged or threatened infringement by a Third Party of (i) any of the Verastem Patents in the Territory or (ii) any of the Licensee Patents in the Territory, which infringement of such Licensee Patents adversely affects or is expected to adversely affect any Licensed Product in the Territory, and, in each case, any related declaratory judgment or equivalent

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action alleging the invalidity, unenforceability or non-infringement of any Verastem Patents and Licensee Patents (collectively “Product Infringement”). For clarity, Product Infringement excludes any adversarial Patent Prosecution proceedings.

(b) Enforcement Right.

(i) Verastem shall have the first right, in its sole discretion, to bring and control any legal action to enforce Verastem Patents against any Product Infringement in the Territory at its own expense as it determines appropriate, provided that Verastem notifies Licensee of any such legal action reasonably in advance, and reasonably considers Licensee’s comments with respect thereto. In the event Verastem is unable or unwilling to bring or control such legal action against such Product Infringement in the Territory within [* * *] after the date of notice of such Patent Infringement, Licensee, subject to any applicable restrictions under the Upstream License Agreements, shall have the right, but not the obligation to, take any legal action, at Licensee’s own cost and expense, as Licensee deems appropriate to prevent or enjoin such Product Infringement in the Territory.

(ii) Licensee shall have the first right to bring and control any legal action to enforce Licensee Patents against any Product Infringement in the Territory at its own expense as it reasonably determines appropriate, and in the event Licensee is unable or unwilling to bring or control the legal action against such Product Infringement in the Territory within [* * *] after the date of notice of such Patent Infringement, Verastem may, but not be obligated to, take any legal action, at Verastem’s own expense, as Verastem deems appropriate to prevent or enjoin such Product Infringement in the Territory.

(c) Cooperation.  At the request of the Party bringing an action related to Product Infringement, the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Law to pursue such action, at each such Party’s sole cost and expense.

(d) Recoveries.  Any recoveries resulting from enforcement action relating to a claim of Product Infringement in the Territory shall be first applied against payment of each Party’s costs and expenses in connection therewith. [* * *].

11.4 Infringement of Third Party Rights.

(a) Notice.  If any Licensed Compound or Licensed Product used or sold by Licensee, its Affiliates or Sublicensees in the Territory becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right or other rights in the Territory that are owned or controlled by such Third Party, then the Party becoming aware of such claim or assertion shall promptly notify the other Party within [* * *] days after receipt of such claim or assertion and such notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Thereafter, the Parties shall promptly meet to consider the claim or

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assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. The Parties shall assert and not waive the joint defense privilege with respect to any communications between the Parties in connection with the defense of such claim or assertion.

(b) Defense.  Licensee shall be solely responsible for the defense of any such infringement claims brought against Licensee, at Licensee’s cost and expense and Verastem shall provide reasonable assistance to Licensee at Verastem’s cost and expense; provided that Licensee shall not agree to any settlement, consent to judgment or other voluntary final disposition in connection with such defense action without Verastem’s consent (such consent not to be unreasonably withheld, conditioned or delayed) if such settlement, consent to judgment or other voluntary final disposition would (1) result in the admission of any liability or fault on behalf of Verastem, (2) result in or impose any payment obligations upon Verastem, or (3) subject Verastem to an injunction or otherwise limit Verastem’s ability to take any actions or refrain from taking any actions under this Agreement or with respect to any Licensed Compound or Licensed Product. Licensee shall keep Verastem informed on the status of such defense action, and Verastem shall, at its own expense, (i) provide reasonable support to Licensee upon Licensee’s reasonable request; and (ii) have the right, but not the obligation, to participate or be separately represented in such defense action at its sole option.

11.5 Patents Licensed From Third Parties.  Notwithstanding any provision of this Agreement to the contrary, each Party’s rights under this Article 11 with respect to the prosecution and enforcement of any Verastem Patent that is licensed from an Upstream Licensor to Verastem shall be subject to the prosecution and enforcement rights of such Upstream Licensor under the corresponding Upstream License Agreement.

11.6 Product Trademarks.

(a) Ownership of the Licensed Trademarks.  Licensee acknowledges that, as between the Parties, Verastem is the sole and exclusive owner of all rights, title, and interests in and to the Licensed Trademarks, including all goodwill associated therewith, throughout the world.  Licensee shall not, and shall cause its Affiliates and Sublicensees not to, register or seek to register any trademark that is substantially the same as or deceptively or confusingly similar to any Licensed Trademark.

(b) Product Marks. Subject to Section 11.6(a), Licensee shall have the right to brand Licensed Products in the Territory using trademarks, logos, and trade names it determines appropriate for such Licensed Products, including the Licensed Trademarks (the “Product Marks”); provided,  however, that Licensee shall (i) provide Verastem with a reasonable opportunity to review and provide comments on each proposed Product Mark and use thereof, (ii) give due consideration to Verastem’s comments before selecting any Product Mark or using any Product Mark in commerce, and (iii) not use any trademark Controlled by Verastem or its Affiliates (including Verastem’s corporate name) without Verastem’s prior written consent. Subject to

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Section 11.6(a), Licensee shall own all rights in the Product Marks (other than the Licensed Trademarks) in the Territory and shall register and maintain such Product Marks in the Territory that it determines reasonably necessary, at Licensee’s cost and expense.

(c) Trademark Usage Guidelines and Requirements for the Licensed Trademark.

(i) Licensee shall, and shall cause its Affiliates, Sublicensees and Subcontractors to comply with all quality standards, quality control requirements, and style or usage guidelines (collectively, the “Usage Guidelines”) provided by Verastem to Licensee with respect to use of the Licensed Trademarks stipulated in this Section 11.6(c)(i). Licensee acknowledges and agrees that no ownership rights are vested or created by the trademark license granted pursuant to Section 2.1, and that all goodwill developed by virtue of the use of the Licensed Trademarks in accordance with this Section 11.6(c)(i) inures to the benefit of Verastem. Upon Verastem’s request, Licensee shall submit to Verastem representative samples of materials bearing the License Trademarks for Verastem’s review. Licensee shall not change, modify, alter, create, combine with other trademarks or use the Licensed Trademarks in any manner that would reasonably be expected to result in, or does result in (i) a material adverse impact on such Licensed Trademarks or the goodwill associated therewith in any country, or (ii) a material negative reputational impact on Verastem’s or any of its Affiliates’ business in any country, or (iii) the creation of material adverse publicity in any country for Verastem or any of its Affiliates. Licensee shall, and shall cause its Affiliates, Sublicensees and Subcontractors to, use the Licensed Trademarks in accordance with (A) sound trademark usage principles, (B) all Applicable Laws, and (C) all Usage Guidelines. Upon receipt by Licensee of any notice from Verastem that Licensee or its Affiliates, Sublicensees or Subcontractors have failed to comply with any of the terms or conditions of this Section 11.6, Licensee shall, and shall cause its Affiliates, Sublicensees and Subcontractors to, immediately remedy such failure.

(ii) Licensee shall execute any documents required in the reasonable opinion of Verastem to be entered as a “registered user” or recorded licensee of Verastem’s Licensed Trademarks or to be removed as registered user or licensee thereof.

(iii) Licensee agrees to indemnify and to hold Verastem harmless in the event that Verastem incurs liability as a result of Licensee’s use of the Licensed Trademarks in the Territory, unless such liability is due to the fault of Verastem.

11.7 Patent Marking.  Licensee shall mark all Licensed Products in accordance with the applicable patent marking laws, and shall require all of its Affiliates and Sublicensees to do the same. To the extent permitted by Applicable Laws and deemed to be standard in the pharmaceutical industry in the Territory, Licensee shall indicate on the product packaging, advertisement and promotional materials that such Licensed Product is in-licensed from Verastem.

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Article 12 TERMS AND TERMINATION

12.1 Term.    This Agreement shall be effective as of the Effective Date, and shall continue unless terminated earlier in accordance with this Article 12, until expiration of the last Royalty Term for the last Licensed Product in the Territory (the “Term”).

12.2 Termination

(a) Termination by Licensee for Convenience.   At any time, Licensee may terminate this Agreement by providing written notice of termination to Verastem, which notice includes an effective date of termination at least one hundred and eighty (180) days after the date of the notice.

(b) Termination for Material Breach.

(i) If either Party believes in good faith that the other is in material breach of its obligations hereunder, then the non-breaching Party may deliver written notice of such breach to the other Party, and the allegedly breaching Party shall have [* * *] Business Days from receipt of such notice to dispute the validity of such breach. For all breaches of this Agreement, the allegedly breaching Party shall have sixty (60) days [* * *] from the receipt of the initial notice to cure such breach. If the Party receiving notice of breach fails to cure the breach within such sixty (60) [* * *] day period, then the non-breaching Party may terminate this Agreement in its entirety effective on written notice of termination to the other Party. Notwithstanding the foregoing, (a) if such material breach (other than a payment breach), by its nature, is curable, but is not reasonably curable within the sixty (60) day, then such period shall be extended if the breaching Party provides a written plan for curing such breach to the non-breaching Party and uses Commercially Reasonable Efforts to cure such breach in accordance with such written plan; provided, that no such extension shall exceed [* * *] days without the consent of the non-breaching Party.

(ii) Without limiting the provisions of Section 12.2(b)(i) and subject to the provisions of this Section 12.2(b)(ii), Verastem shall have the right to terminate this Agreement in its entirety if Licensee is in material breach of its obligations under Section 2.11,  Section 4.1,  Section 5.1(a),  Section 6.2 or Exhibit D; provided, however, this Agreement shall not so terminate unless (i) Verastem provides Licensee with written notice of Verastem’s intent to terminate, stating the reasons and justification for such termination and recommending steps which Verastem believes Licensee should take to cure such alleged breach, and (ii) Licensee, or its Affiliates or Sublicensee, has not (A) during the [* * *] day period immediately following such notice, provided Verastem with a plan for curing such breach and (B) during the sixty (60) day period immediately following such notice carried out such plan and cured such  breach.

(c) Termination for Patent Challenge. [* * *] Verastem may immediately terminate this Agreement in its entirety if Licensee or its Affiliates or Sublicensees, individually

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or in association with any other Person, commences a legal action challenging the validity, enforceability or scope of any Verastem Patent that is or was included in the License at any time during the Term anywhere in the world.

(d) Termination for Insolvency.  Each Party shall have the right to terminate this Agreement upon delivery of written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed within [* * *] days of its filing, or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors.

(e) Full Force and Effect During Notice Period.  This Agreement shall remain in full force and effect until the expiration of the applicable termination notice period. For clarity, if any milestone event is achieved during the termination notice period, then the corresponding milestone payment is accrued and Licensee shall remain responsible for the payment of such milestone payment even if the due date of such milestone payment may come after the effective date of the termination.

12.3 Effect of Termination.    Upon the termination of this Agreement, the following provisions shall apply (except with respect to a termination by Licensee pursuant to Section 12.2(d), in which case only Section 12.3(a) below shall apply):

(a) License.  The License and all other rights granted by Verastem to Licensee under this Agreement shall terminate and all sublicenses granted by Licensee shall also terminate except as otherwise expressly set forth herein; provided that, in the event of a termination by Licensee pursuant to Section 12.2(d), the License, and Licensee’s obligation to pay Verastem all amounts payable thereunder shall survive subject to the provisions of Section 12.4.

(b) Regulatory Approval. Licensee shall assign to Verastem or a Third Party designated by Verastem all Regulatory Approvals for the Licensed Products in the Territory, at Licensee’s cost and expense. In addition, upon Verastem’s written request, Licensee shall, at its cost and expense, provide to Verastem copies of all tangible Development Data and Regulatory Documents Controlled by Licensee. The Parties shall discuss and establish appropriate arrangements with respect to safety data exchange, provided that Verastem will assume all safety and safety database activities no later than [* * *] after the termination hereof.

(c) Product Marks.  Except with respect to the Licensed Trademarks, which, for the avoidance of doubt, shall remain solely owned by Verastem during and following the Term, Licensee shall transfer and assign, and shall ensure that its Affiliates and Sublicensees transfer and assign, to Verastem, at no cost to Verastem, all Product Marks relating to any Licensed Product and any applications therefor (excluding any such marks that include, in whole or part, any corporate name or logos of Licensee or its Affiliates or Sublicensees). Verastem and its Affiliates

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and licensees shall have the right to use other identifiers specific to any Licensed Product (e.g., Licensee compound identifiers). Licensee shall also transfer to Verastem any in-process applications for trademarks for any Licensed Product.

(d) Inventory.  At Verastem’s election and request, Licensee shall transfer to Verastem or a Third Party designated by Verastem some or all inventory of the Licensed Compound and the Licensed Products [* * *] then in the possession or control of Licensee, its Affiliates or Sublicensees; provided that Verastem shall [* * *].

(e) Wind Down and Transition.  Licensee shall be responsible, at its own cost and expense, for the wind-down of Licensee’s, its Affiliates’ and its Sublicensees’ Development and Commercialization activities for the Licensed Compound and Licensed Products. Licensee shall, and shall cause its Affiliates and Sublicensees to, reasonably cooperate with Verastem to facilitate orderly transition of the Development and Commercialization of the Licensed Compound and Licensed Products to Verastem or its designee, including (i) assigning or amending as appropriate, upon request of Verastem, any agreements or arrangements with Third Party vendors (including distributors) to Develop, promote, distribute, sell or otherwise Commercialize the Licensed Compound or Licensed Products or, to the extent any such Third Party agreement or arrangement is not assignable to Verastem, reasonably cooperating with Verastem to arrange to continue to provide such services for a reasonable time after termination; and (ii) to the extent that Licensee or its Affiliate is performing any activities described above in (i), reasonably cooperating with Verastem to transfer such activities to Verastem or its designee and continuing to perform such activities on Verastem’s behalf for a reasonable time after termination until such transfer is completed.

(f) Ongoing Clinical Trial.  If, at the time of such termination, Licensee or its Affiliates are conducting any Clinical Trials, then, on a Clinical Trial-by-Clinical Trial basis, and in Verastem’s sole discretion:

(i) If Verastem elects to have such Clinical Trial transferred to Verastem, then Licensee shall fully cooperate, and shall ensure that its Affiliates fully cooperate, with Verastem to transfer the conduct of such Clinical Trial to Verastem or its designees effective as of [* * *] after the termination effective date, and Verastem shall assume responsibility for the conduct of such transferred Clinical Trial after the effective date of such transfer, provided that Licensee shall bear the cost and expense of such Clinical Trial until the effective date of such transfer; or

(ii) If Verastem elects not to have such Clinical Trial transferred to Verastem, then Licensee shall, at its sole cost and expense, orderly wind-down the conduct of any such Clinical Trial that is not assumed by Verastem under clause (i) above.

(g) Return of Confidential Information. At Verastem’s election, Licensee shall return (at Verastem’s expense) or destroy all tangible materials comprising, bearing or containing any Confidential Information of Verastem that are in Licensee’s or its Affiliates’ or

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Sublicensees’ possession or control and provide written certification of such destruction except to the extent that Licensee is required to retain such materials by Applicable Laws; provided that Licensee may retain one (1) copy of such Confidential Information for its legal archives, and provided further, that Licensee shall not be required to destroy electronic files containing such Confidential Information that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information.    Any Confidential Information retained by Licensee pursuant to this Section 12.3(g) shall remain subject to Licensee’s confidentiality obligations in accordance with Article 8.

12.4 Bankruptcy Code § 365(n) Election.  All rights and licenses now or hereafter granted by Verastem to Licensee under or pursuant to this Agreement, are rights to “intellectual property” (as defined in Section 101(35A) of Title 11 of the United States Code, as amended (such Title 11, the “Bankruptcy Code”)).  Licensee will retain and may fully exercise all of its rights under the United States Bankruptcy Code. In the event of the commencement of a bankruptcy or insolvency proceeding (including similar proceedings) by or against Verastem under the Bankruptcy Code, Licensee will be entitled to a complete duplicate of (or complete access to, as appropriate) any intellectual property licensed to it under this Agreement (including rights of reference with respect to Regulatory Approvals), if not already in its possession, unless Verastem continues to perform all of its obligations under this Agreement.

12.5 Accrued Rights. Expiration or termination of this Agreement for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, including damages arising from any breach under this Agreement. Expiration or termination of this Agreement shall not relieve either Party from any obligation which is expressly indicated to survive such expiration or termination.

12.6 Survival.    The provisions of Articles 1,  7 (except with respect to Section 7.6, and solely with respect to any amounts that have accrued prior to the effective date of expiration or termination of this Agreement), 8,  13 (with respect to any disputes arising during the Term), 10 (solely with respect to indemnifiable events that occur prior to the effective date of expiration or termination of this Agreement), and 14 (as applicable), and Sections 2.7,  2.8,  2.9,  2.10 (solely with respect to amounts that accrue prior to the effective date of expiration or termination of this Agreement), 4.4 (as required by Licensee’s standard practices and in accordance with Applicable Laws), 5.3(a) (solely with respect to rights of reference granted by Licensee to Verastem), 5.4,  9.8,  11.1,  11.2(b),  11.6(a),  12.3,  12.4,  12.5,  12.6, and 12.7, shall survive the expiration or termination of this Agreement.

12.7 Termination Not Sole Remedy.  Termination shall not be the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as otherwise expressly agreed herein.

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12.8 Termination of Upstream License Agreements.  Upon any termination of a given Upstream License Agreement, whether with respect to the Territory or in its entirety (except as caused by Licensee’s, its Affiliates’, or its Sublicensees’ breach of this Agreement or the applicable Upstream License Agreement), Verastem shall use Commercially Reasonable Efforts to put Licensee in contact with the Upstream Licensor for purposes of Licensee negotiating a direct license with such Upstream Licensor in the Territory, provided that Verastem shall not be required to incur any costs or pay any amounts in connection therewith.

Article 13 DISPUTE RESOLUTION

13.1 General.  The Parties recognize that a dispute may arise relating to this Agreement (a “Dispute”). Any Dispute, including Disputes that may involve the Affiliates of any Party, shall be resolved in accordance with this Article 13.

13.2 Negotiation; Escalation.  The Parties shall negotiate in good faith and use Commercially Reasonable Efforts to settle any Dispute under this Agreement. Any Dispute as to the breach, enforcement, interpretation or validity of this Agreement shall be referred to the Executive Officers for attempted resolution. In the event the Executive Officers are unable to resolve such Dispute within [* * *] days of such Dispute being referred to them, then, upon the written request of either Party to the other Party, the Dispute shall be subject to arbitration in accordance with Section 13.3.

13.3 Arbitration.

(a) In the event of a Dispute that cannot be resolved between the Parties or the Executive Officers as set forth in Section 13.2, either Party shall be free to institute binding arbitration with respect to such dispute in accordance with this Section 13.3 upon written notice to the other Party (an “Arbitration Notice”) and seek any and all remedies available under Applicable Law. Subject to the provisions of Section 13.3(h), any Dispute to be resolved under this Section 13.3 shall be settled by binding arbitration administered by JAMS (or any successor Entity thereto) and in accordance with the Comprehensive Arbitration Rules and Procedures then in effect and the Expedited Procedures contained therein, as modified in this Section 13.3 (the “Rules”), except to the extent such rules are inconsistent with this Section 13.3, in which case this Section 13.3 shall control. The proceedings and decisions of the arbitrators shall be confidential, final and binding on the Parties, and judgment upon the award of such arbitrators may be entered in any court having jurisdiction thereof.

(b) Upon receipt of an Arbitration Notice by a Party, the applicable dispute shall be resolved by final and binding arbitration before a panel of three (3) arbitrators (the “Arbitrators”), with each arbitrator having not less than fifteen (15) years of experience in the biotechnology or pharmaceutical industry and subject matter expertise with respect to the matter subject to arbitration. Any Arbitrator chosen hereunder shall have educational training and industry experience sufficient to demonstrate a reasonable level of scientific, financial, medical and

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industry knowledge relevant to the particular dispute. Each Party shall promptly select one (1) Arbitrator each, which selections shall in no event be made later than [* * *] days after receipt of the Arbitration Notice. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrators chosen by the Parties, but in no event later than [* * *] days after the date that the last of such Arbitrators was appointed.

(c) The Arbitrators’ decision and award shall be made within [* * *] days of the filing of the arbitration demand, and the Arbitrators shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by agreement of the Parties or by the Arbitrators. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement. The Arbitrators shall, within [* * *] days after the conclusion of the hearing, issue a written award and statement of decision describing the material facts and the grounds for the conclusions on which the award is based, including the calculation of any damages awarded. The decision of the Arbitrators shall be final, conclusive and binding on the Parties and enforceable by any court of competent jurisdiction.

(d) Each Party shall bear its own costs and expenses (including legal fees and expenses) relating to the arbitration proceeding, except that the fees of the Arbitrators and other related costs of the arbitration shall be shared equally by the Parties, unless the Arbitrators determine that a Party has incurred unreasonable expenses due to vexatious or bad faith positions taken by the other Party, in which event the Arbitrators may make an award of all or any portion of such expenses (including legal fees and expenses) so incurred.

(e) The Arbitrators shall be required to render the decision in writing and to comply with, and the award shall be limited by, any express provisions of this Agreement relating to damages or the limitation thereof. No Arbitrator shall have the power to award punitive damages under this Agreement regardless of whether any such damages are contained in a proposal, and such award is expressly prohibited.

(f) Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, the Parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding.

(g) All arbitration proceedings and decisions of the Arbitrators under this Section 13.3 shall be deemed Confidential Information of both Parties under Article 8. The arbitration proceedings shall take place in [* * *].  The language of the arbitration proceeding shall be in English.

(h) Notwithstanding the foregoing, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent Rights or trademark rights shall be submitted to a court of competent jurisdiction in the country in which such Patent Rights or trademark rights were granted or arose. Nothing in this Section 13.3 will preclude either Party

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from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding.

Article 14 MISCELLANEOUS

14.1 Force Majeure.  Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances (except for a strike, lockout or labor disturbance with respect to the non-performing Party’s respective employees or agents), fire, floods, earthquakes or other acts of God, or any generally applicable action or inaction by any governmental authority (but excluding any government action or inaction that is specific to such Party, its Affiliates or sublicensees, such as revocation or non-renewal of such Party’s license to conduct business), or omissions or delays in acting by the other Party. The affected Party shall notify the other Party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations despite the ongoing circumstances.

14.2 Assignment.    This Agreement may not be assigned or otherwise transferred by a Party, nor may any right or obligation hereunder be assigned or transferred by a Party (except as expressly permitted under this Agreement), without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either Party may assign this Agreement to a purchaser of all or substantially all of its assets to which this Agreement relates (whether by merger, stock purchase, consolidation, asset purchase, or otherwise) or to any successor Entity resulting from any such merger or consolidation of such Party without the consent of the other Party, provided that (a) such purchaser or successor Entity agrees in writing to be bound by the terms and conditions of this Agreement, and (b) a copy of such writing is provided to the non-assigning Party within [* * *] days of such assignment. Any attempted assignment not in accordance with this Section 14.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

14.3 Severability.  If any one (1) or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or

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unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.

14.4 Notices.  All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile or electronic mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Verastem:

Verastem, Inc.
117 Kendrick Street, #500,

Needham, MA 02494
USA
Attn: President and CEO

with a copy to:

Verastem, Inc.
117 Kendrick Street, #500,

Needham, MA 02494
USA
Attn: COO

If to Licensee:

Yakult Honsha Co., Ltd.

6F Ginza-Kobiki Bldg.

16-21, Ginza 7-Chome

Chuo-Ku, Tokyo, 104-0061

Japan
Attn: Head of Pharmaceutical Division

with a copy to:

Yakult Honsha Co., Ltd.

3F Ginza-Kobiki Bldg.

16-21, Ginza 7-Chome

Chuo-Ku, Tokyo, 104-0061

Japan
Attn: Head of Pharmaceutical Business Management & Licensing Department

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or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by electronic mail or facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth Business Day following the date of mailing if sent by mail.

14.5 Governing Law.    This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the breach thereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the internal laws of the State of New York, including its statutes of limitations.

14.6 Entire Agreement; Amendments.  This Agreement, together with the Exhibits hereto, contains the entire understanding of the Parties with respect to the collaboration and the licenses granted hereunder. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the collaboration and the licenses granted hereunder are superseded by the terms of this Agreement. The Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties. The Parties agree that, effective as of the Effective Date, that the Existing Confidentiality Agreement shall be superseded by this Agreement, and that disclosures made prior to the Effective Date pursuant to the Confidentiality Agreement shall be subject to the confidentiality and non-use provisions of this Agreement. The foregoing shall not be interpreted as a waiver of any remedies available to either Party or its Affiliates as a result of any breach, prior to the Effective Date, by the other Party or its Affiliates of such Party’s or its Affiliate’s obligations pursuant to the Confidentiality Agreement.

14.7 Headings.  The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections of this Agreement.

14.8 Independent Contractors.  It is expressly agreed that Verastem and Licensee shall be independent contractors and that the relationship between the two (2) Parties shall not constitute a partnership, joint venture or agency. Neither Verastem nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action that is binding on the other Party without the prior written consent of the other Party.

14.9 Waiver.  Any waiver of any provision of this Agreement shall be effective only if in writing and signed by Verastem and Licensee. No express or implied waiver by a Party of any default under this Agreement will be a waiver of a future or subsequent default. The failure or delay of any Party in exercising any rights under this Agreement will not constitute a waiver of

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any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.

14.10 Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

14.11 Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Laws.

14.12 Business Day Requirements.  In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

14.13 Further Actions.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.14 Construction.  Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules, or Exhibits shall be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”

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14.15 Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies shall be legally effective to create a valid and binding agreement among the Parties.

14.16 Language.  This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement shall prevail.

{Signature Page Follows}

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In Witness Whereof, the Parties intending to be bound have caused this License and Collaboration Agreement to be executed by their duly authorized representatives as of the Effective Date.

Verastem, Inc.Yakult Honsha Co., Ltd.

By: /s/ Robert ForresterBy:/s/ Takashige Negishi

Name: Robert ForresterName: Takashige Negishi

Title: President & CEOTitle: President and Representative Director

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List of Exhibits

Exhibit A:Verastem Patents

Exhibit B:Structure of Licensed Compound

Exhibit C:Joint Press Release

Exhibit D: Diligence Obligations

Exhibit E:Development Plan

Exhibit F:Licensed Trademarks

Exhibit G:Synopsis of the [* * *]

Exhibit HSupply Agreement Key Terms

1.

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Exhibit A

Verastem Patents

Attorney Docket	Application #	Filing Date	Patent #	Issue Date
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

2.

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Exhibit B

Structure of Licensed Compound

[* * *]

3.

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Exhibit C

Joint Press Release

Verastem Oncology and Yakult Honsha Co., Ltd. Sign Exclusive License Agreement for the Development and Commercialization of Duvelisib in Japan

̶  Verastem to Receive Upfront Payment of $10 Million USD,Then Eligible to Receive Up To $90 Million USD in Future Milestones, Plus Royalties  ̶

̶  Yakult Obtains Rights to First-in-class Oral Dual Inhibitor of Phosphoinositide-3-kinase (PI3K)-delta and PI3K-gamma (PI3K-δ,γ), Duvelisib for Oncology Indications in Japan  ̶

BOSTON, MA, USA and TOKYO, JAPAN – May [XX], 2018 – Verastem, Inc. (President and CEO: Robert Forrester, NASDAQ: VSTM) and Yakult Honsha Co., Ltd. (President: Takashige Negishi, Tokyo: 2267), today announced their entry into an exclusive licensing agreement for Yakult to develop and commercialize Verastem’s duvelisib, a first-in-class oral dual inhibitor of phosphoinositide 3-kinase (PI3K)-delta and PI3K-gamma, for the treatment, prevention or diagnosis of all oncology indications in Japan.  Verastem’s New Drug Application (NDA) for duvelisib is currently under review with the U.S. Food and Drug Administration (FDA) and is seeking full approval for the treatment of relapsed or refractory chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL) and accelerated approval for the treatment of relapsed or refractory follicular lymphoma (FL).  On April 9, 2018, Verastem announced that the FDA had accepted the NDA for filing with Priority Review.

Under the terms of the agreement, Verastem will receive a one-time upfront payment of $10 million from Yakult.  Verastem is eligible to receive up to an additional $90 million if certain future pre-specified development and commercialization milestones are successfully achieved by Yakult, plus  double-digit royalties based on future net sales of duvelisib in Japan.  In exchange, Yakult will receive exclusive rights to develop and commercialize duvelisib in Japan, at its own cost and expense.  Yakult will also fund certain global development costs on a pro-rata basis.  Verastem will retain all rights to duvelisib outside of Japan.

“In Japan, current therapies to treat CLL/SLL and FL are extremely limited and duvelisib has robust clinical data supporting its efficacy and safety in both indications, which we can build upon,” said Masanori Ito, Head of Pharmaceutical Business Division/Managing Executive Officer, Member of the Board of Yakult.  “We are eager to collaborate with Verastem to develop duvelisib in these initial hematologic malignancies, and then plan to later expand development to include the additional indications of PTCL and DLBCL.  We believe this collaboration underscores our commitment to innovation, growing our oncology franchise, and commercializing medicines that positively impact the lives of patients in Japan.”

“Following extensive due diligence, we have chosen Yakult as our duvelisib development and commercialization partner in Japan,” said Robert Forrester, President and Chief Executive Officer of Verastem.  “Yakult is an established oncology leader in Japan that successfully markets several branded anti-cancer therapies, including Elplat® and Campto®.  This agreement is an important, validating

4.

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achievement for both duvelisib and Verastem Oncology and speaks to the significant global potential of this novel therapeutic for a broad range of hematologic malignancies.  We look forward to working with the world-class development, regulatory and commercial teams at Yakult as they advance oral duvelisib toward commercialization in Japan.”

About Duvelisib

Duvelisib is a first-in-class investigational oral, dual inhibitor of phosphoinositide 3-kinase (PI3K)-delta and PI3K-gamma, two enzymes known to help support the growth and survival of malignant B-cells and T-cells. PI3K signaling may lead to the proliferation of malignant B- and T-cells and is thought to play a role in the formation and maintenance of the supportive tumor microenvironment.1,2,3 Duvelisib was evaluated in late- and mid-stage extension trials, including DUO™, a randomized, Phase 3 monotherapy study in patients with relapsed or refractory chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL),4 and DYNAMO™, a single-arm, Phase 2 monotherapy study in patients with refractory indolent non-Hodgkin lymphoma (iNHL).5 Both DUO and DYNAMO achieved their primary endpoints. Verastem Oncology’s New Drug Application (NDA) requesting the full approval of duvelisib for the treatment of patients with relapsed or refractory CLL/SLL, and accelerated approval for the treatment of patients with relapsed or refractory follicular lymphoma (FL) was accepted for filing by the U.S. Food and Drug Administration (FDA), granted Priority Review and assigned a target action date of October 5, 2018. Duvelisib is also being developed by Verastem Oncology for the treatment of peripheral T-cell lymphoma (PTCL), and is being investigated in combination with other agents through investigator-sponsored studies.6 Information about duvelisib clinical trials can be found on www.clinicaltrials.gov.

About Verastem Oncology

Verastem, Inc. (Nasdaq:VSTM), operating as Verastem Oncology, is a biopharmaceutical company focused on developing and commercializing medicines to improve the survival and quality of life of cancer patients. Verastem Oncology is currently developing duvelisib, a dual inhibitor of PI3K-delta and PI3K-gamma, which has successfully met its primary endpoint in a Phase 2 study in indolent Non-Hodgkin Lymphoma (iNHL) and a Phase 3 clinical trial in patients with chronic lymphocytic leukemia/small lymphocytic lymphoma (CLL/SLL). Verastem Oncology’s New Drug Application (NDA) requesting the full approval of duvelisib for the treatment of patients with relapsed or refractory CLL/SLL, and accelerated approval for the treatment of patients with relapsed or refractory follicular lymphoma (FL) was accepted for filing by the U.S. Food and Drug Administration (FDA), granted Priority Review and assigned a target action date of October 5, 2018. In addition, Verastem Oncology is developing the FAK inhibitor defactinib, which is currently being evaluated in three separate clinical collaborations in combination with immunotherapeutic agents for the treatment of several different cancer types, including pancreatic cancer, ovarian cancer, non-small-cell lung cancer (NSCLC), and mesothelioma. Verastem Oncology’s product candidates seek to treat cancer by modulating the local tumor microenvironment and enhancing anti-tumor immunity. For more information, please visit www.verastem.com.

About Yakult Honsha Co., Ltd.

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Yakult is a leading Japanese company focused on the development and marketing of pharmaceuticals, foods, beverages, and cosmetics. With respect to its pharmaceutical business, Yakult has a strong presence in development and commercialization of the therapeutic products in the field of oncology. The company, led by Takashige Negishi, in 2017 recorded ¥378.3 Billion Revenues.

For more information on Yakult, visit: http://www.yakult.co.jp/english/index.html or view the following company profile:

http://www.yakult.co.jp/english/pdf/profile2017-2018_en.pdf

Verastem, Inc. forward-looking statements notice:

This press release includes forward-looking statements about Verastem Oncology’s strategy, future plans and prospects, including statements regarding the development and activity of Verastem Oncology’s investigational product candidates, including duvelisib and defactinib, and Verastem Oncology’s PI3K and FAK programs generally, the potential to receive milestone and royalty payments under the agreement with Yakult, the structure of our planned and pending clinical trials, Verastem Oncology’s financial guidance and the timeline and indications for clinical development and regulatory submissions. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks that approval of Verastem Oncology’s New Drug Application for duvelisib in any jurisdiction will not occur on the expected timeframe or at all, including by the U.S. Food and Drug Administration’s target action date; that a filing of a European Marketing Application may not be achieved in fiscal year 2019 or at all; that partnerships or collaborations for the development of duvelisib outside of the United States may not be successful; that even if data from clinical trials is positive, regulatory authorities may require additional studies for approval or may approve for indications or patient populations that are not as broad as intended and the product may not prove to be safe and effective or may require labeling with use or distribution restrictions; that the preclinical testing of Verastem Oncology’s product candidates and preliminary or interim data from clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that the full data from the DUO study will not be consistent with the previously presented results of the study; that data may not be available when expected, including for the Phase 3 DUO study; that the degree of market acceptance of product candidates, if approved, may be lower than expected; that the timing, scope and rate of reimbursement for our product candidates is uncertain; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that our product candidates will cause unexpected safety events or result in an unmanageable safety profile as compared to their level of efficacy; that duvelisib will be ineffective at treating patients with lymphoid malignancies; that Verastem Oncology will be unable to successfully initiate or complete the clinical development and eventual commercialization of its product candidates; that the development and commercialization of Verastem Oncology’s product candidates will take longer or cost more than planned; that Verastem Oncology may not have sufficient cash to fund its contemplated operations; that Verastem Oncology or Infinity

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Pharmaceuticals, Inc. will fail to fully perform under the duvelisib license agreement; that Verastem Oncology may be unable to make additional draws under its debt facility or obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that Verastem Oncology will not pursue or submit regulatory filings for its product candidates, including for duvelisib in patients with CLL/SLL or iNHL; and that Verastem Oncology’s product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients. Other risks and uncertainties include those identified under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission (SEC) on March 13, 2018 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Verastem Oncology, Inc.

Marianne M. Lambertson

Vice President, Corporate Communications

Investor Relations/Public Relations

+1 781-292-4273

mlambertson@verastem.com

References

1  Winkler D.G., Faia K.L., DiNitto J.P. et al. PI3K-delta and PI3K-gamma inhibition by IPI-145 abrogates immune responses and suppresses activity in autoimmune and inflammatory disease models. Chem Biol 2013; 20:1-11.

2  Reif K et al. Cutting Edge: Differential Roles for Phosphoinositide 3 kinases, p110-gamma and p110-delta, in lymphocyte chemotaxis and homing. J Immunol 2004:173:2236-2240.

3  Schmid M et al. Receptor Tyrosine Kinases and TLR/IL1Rs Unexpectedly activate myeloid cell PI3K, a single convergent point promoting tumor inflammation and progression. Cancer Cell 2011;19:715-727.

4 www.clinicaltrials.gov, NCT02004522

5 www.clinicaltrials.gov, NCT01882803

6 www.clinicaltrials.gov, NCT02783625, NCT02158091

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Exhibit D

Diligence Obligations

Type	Description of obligation	Date required by Licensee to meet obligation
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]

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Exhibit E

Development Plan

[* * *]

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Exhibit F

Licensed Trademarks

Mark	Country	App. No.	App. Date	Reg. No.	Reg. Date
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

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Exhibit G

Synopsis of the [* * *] Study

[* * *]

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Exhibit H

Supply Agreement Key Terms

[* * *]

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